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                                                                  Exhibit 10.2

                                                               CONFORMED COPY

C L I F F O R D                                            CLIFFORD CHANCE LLP
C H A N C E [LOGO]


                                USD 225,000,000

                         SECURED FACILITIES AGREEMENT

                    amended and restated as at 23 May 2007

                                      for

                             FLEXSYS HOLDING B.V.

                                  arranged by

                                 KBC BANK N.V.

                                      AND

                       CITIGROUP GLOBAL MARKETS LIMITED

                                     with

                                 KBC BANK N.V.

                                acting as Agent

                                      and

                                 KBC BANK N.V.

                          acting as Security Trustee

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                  AMENDED AND RESTATED MULTICURRENCY TERM AND
                        REVOLVING FACILITIES AGREEMENT

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                                                               CONFORMED COPY

                                   CONTENTS

CLAUSE                                                                   PAGE

1.     Definitions And Interpretation.......................................1

2.     The Facilities......................................................23

3.     Purpose.............................................................24

4.     Conditions Of Utilisation...........................................24

5.     Utilisation.........................................................26

6.     Utilisation - Letters Of Credit.....................................27

7.     Letters Of Credit...................................................31

8.     Optional Currencies.................................................35

9.     Repayment...........................................................38

10.    Prepayment And Cancellation.........................................39

11.    Interest............................................................43

12.    Interest Periods....................................................44

13.    Changes To The Calculation Of Interest..............................45

14.    Fees................................................................46

15.    Tax Gross Up And Indemnities........................................47

16.    Increased Costs.....................................................50

17.    Other Indemnities...................................................51

18.    Mitigation By The Lenders...........................................52

19.    Costs And Expenses..................................................53

20.    Guarantee And Indemnity.............................................55

21.    Representations.....................................................62

22.    Information Undertakings............................................71

23.    Financial Covenants.................................................76

24.    General Undertakings................................................79

25.    Events Of Default...................................................98

26.    Changes To The Lenders.............................................105

27.    Changes To The Obligors............................................110

28.    Role Of The Agent And The Arranger.................................113

29.    Role Of Security Trustee...........................................118

30.    Conduct Of Business By The Finance Parties.........................129

31.    Sharing Among The Finance Parties..................................130

32.    Payment Mechanics..................................................132



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33.    Set-Off............................................................135

34.    Application Of Proceeds............................................135

35.    Notices............................................................137

36.    Calculations And Certificates......................................138

37.    Partial Invalidity.................................................139

38.    Remedies And Waivers...............................................139

39.    Amendments And Waivers.............................................139

40.    Counterparts.......................................................140

41.    USA Patriot Act....................................................140

42.    Governing Law......................................................141

43.    Enforcement........................................................141

44.    Waiver Of Jury Trial...............................................142

SCHEDULE 1 THE ORIGINAL PARTIES.......................................deleted
       Part I The Original Obligors...................................deleted
       Part II The Original Lenders...................................deleted

SCHEDULE 2 CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT.............deleted
       Part I Conditions Precedent To Initial Utilisation.............deleted
       Part II Conditions Subsequent To Initial Utilisation...........deleted
       Part III Conditions Precedent Required To Be Delivered By An
         Additional Obligor...........................................deleted

SCHEDULE 3 REQUESTS...................................................deleted
       Part I A Utilisation Request Loans.............................deleted
       Part I B Utilisation Request Letters Of Credit.................deleted
       Part II Selection Notice.......................................deleted

SCHEDULE 4 MANDATORY COST FORMULAE....................................deleted

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE...............................deleted

SCHEDULE 6 FORM OF ACCESSION LETTER...................................deleted

SCHEDULE 7 FORM OF RESIGNATION LETTER.................................deleted

SCHEDULE 8 FORM OF COMPLIANCE CERTIFICATE.............................deleted

SCHEDULE 9 TIMETABLES.................................................deleted
       Part I Loans...................................................deleted
       Part II Letters Of Credit......................................deleted

SCHEDULE 10 FORM OF LETTER OF CREDIT..................................deleted

SCHEDULE 11 CENTRE OF MAIN INTERESTS AND ESTABLISHMENTS...............deleted

SCHEDULE 12 AGREED SECURITY PRINCIPLES................................deleted

SCHEDULE 13 SOURCES AND USES TABLE....................................deleted


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                                                               CONFORMED COPY


THIS AGREEMENT is amended and restated as at 23 May 2007 and made between:

(1) FLEXSYS HOLDING B.V. a private company with limited liability incorporated under the laws of The Netherlands having its seat in Deventer, The Netherlands and its registered office at Zutphenseweg 51010, 7418 AJ Deventer, The Netherlands and registered with the Chamber of Commerce under number 38023104 (the "COMPANY");

(2) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Company the "ORIGINAL BORROWERS");

(3) THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company the "ORIGINAL GUARANTORS");

(4) KBC BANK N.V. and CITIGROUP GLOBAL MARKETS LIMITED as mandated lead arrangers (whether acting individually or together the "ARRANGER");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the " ORIGINAL LENDERS");

(6)     KBC BANK N.V. as agent of the other Finance Parties (the "AGENT");
        and

(7) KBC BANK N.V. as security agent and/or as security trustee for the Secured Parties (the "SECURITY TRUSTEE").

IT IS AGREED as follows:

                                   SECTION 1
                                INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

        "ACQUISITION COSTS" means all non-periodic fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Akzo Nobel Retirement and the Crystex Acquisition.

        "ACCOUNT" means any account, subject to Transaction Security, opened or maintained by a member of the Group with the Security Trustee or any other person (and any replacement account or subdivision or subaccount of that account), the debt or debts represented thereby and all Related Rights.

        "ADDITIONAL BORROWER" means a member of the Group which becomes an Additional Borrower in accordance with Clause 27 (Changes to the Obligors).

        "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

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        "ADDITIONAL GUARANTOR" means a member of the Group which becomes an
        Additional Guarantor in accordance with Clause 27 (Changes to the Obligors).

        "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

        "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

        "AGREED SECURITY PRINCIPLES" means the security and guarantee principles set out in Schedule 12 (Agreed Security Principles).

        "AKZO NOBEL RETIREMENT" means the retirement of the entire shareholdings of Akzo Nobel Chemicals International B.V. (and its affiliates) in the Group.

        "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement dated 1 May 1995 entered into by and among Flexsys International Co., Akzo Nobel Chemicals Inc., Akzo Nobel Properties Inc. and Monsanto Company, under which Flexsys America L.P. is constituted, as amended and restated on 26 April 2007 and as further amended or supplemented from time to time.

        "AMENDMENT AND RESTATEMENT AGREEMENT" means the amendment and restatement agreement to the Intercreditor Agreement and made amongst others, between the Company, KBC Bank N.V. as Security Trustee, KBC Bank N.V. as agent, Solutia Inc. and Solutia Europe N.V. as the Parent, the Senior Lenders (as defined in the Intercreditor Agreement), the Intra-Group Lenders and the Original Obligors (each as defined in the Intercreditor Agreement) dated on or about 23 May 2007.

        "AMENDMENT LETTER" means the Amendment Letter to the Fee Letter dated 25 April 2007 between the Arranger, the Company and others.

        "ANTI-TERRORISM LAW" means each of:

        (a) Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

        (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot
                Act);

        (c)     the Money Laundering Control Act of 1986, Public Law 99-570;

        (d) the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. Sections 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury; and

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        (e)     any similar law enacted in the United States of America
                subsequent to the date of this Agreement.

        "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "AVAILABILITY PERIOD" means:

        (a) in relation to Facility A the period from and including the date of this Agreement to and including the day falling 30 days after the date of this Agreement; and

        (b) in relation to Facility B, the period from and including the date of this Agreement to and including the day falling one month prior to the Termination Date.

        "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

        (a) the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

        (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility B only, that Lender's participation in any Facility B Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

        "BASE CURRENCY" means dollars.

        "BASE CURRENCY AMOUNT" means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit)) adjusted to reflect any repayment (other than, in relation to Facility A, a repayment arising from a change of currency), prepayment, consolidation or division of the Utilisation.

        "BELGIAN BORROWER" means a Borrower whose jurisdiction of organisation is Belgium.

        "BELGIAN GUARANTOR" means a Guarantor whose jurisdiction of organisation is Belgium.

        "BELGIAN OBLIGOR" means Flexsys N.V. and Flexsys Co-ordination Centre N.V. and any other Belgian Borrower or Belgian Guarantor.

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        "BELGIAN SECURITY DOCUMENTS" means any Security Documents governed by the laws of Belgium.

        "BNM" means the Malaysian Central Bank (also known as Bank Negara Malaysia).

        "BORROWER" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 27 (Changes to the Obligors).

        "BRAZILIAN GUARANTEE AGREEMENT" means the guarantee agreement dated 27 April 2007 and made between Flexsys Industria e Comercio Ltda. as guarantor and KBC Bank N.V. as Security Trustee and Sergio Caratori Paes de Andrade and Flexsys Holding B.V. as consent parties, as amended pursuant to the Amended and Restated Brazilian Guarantee Agreement dated as of 23 May 2007 executed by and between Flexsys Industria e Comercio Ltda. as guarantor, KBC Bank N.V. as Security Trustee and Sergio Caratori Paes de Andrade and Flexsys Holding B.V. as consent parties and any amendments thereof from time to time.

        "BRAZILIAN QUOTA PLEDGE AGREEMENT" means the quota pledge agreement dated 27 April 2007 and made between the Company and Sergio Caratori Paes de Andrade as quotaholders, Flexsys Industria e Comercio Ltda and KBC Bank N.V. as the Security Trustee, as amended pursuant to the Amended and Restated Brazilian Quota Pledge Agreement dated as of 23 May 2007 executed by and between the Company and Sergio Caratori Paes de Andrade as quotaholders, Flexsys Industria e Comercio Ltda and KBC Bank N.V. as the Security Trustee and any amendments thereof from time to time.

        "BREAK COSTS" means the amount (if any) by which:

        (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels and New York and:

        (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

        (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

        "CHARGED PORTFOLIO" means the Shares in Flexsys S.p.A and, in relation to these Shares, all dividends, interest and other monies payable in respect of these Shares and all rights


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        to receive any economic benefit and proceeds in respect of or derived from these Shares (either by way of transfer, redemption, bonus, preference, substitution, pre-emption, conversion, winding-up, merger and/or de-merger or otherwise).

        "CHARGED PROPERTY" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

        "CODE" means, at any date, the United States Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.

        "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by or pursuant to a Security Document or by law.

        "COMMITMENT" means a Facility A Commitment or Facility B Commitment as the context may require.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

        "CRYSTEX ACQUISITION" means the acquisition of the Kashima Crystex operation from Akzo Nobel Chemicals International B.V.

        "DECLARED DEFAULT" has the meaning given to it in Schedule 12 (Agreed Security Principles).

        "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

        "DELEGATE" means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

        "DISRUPTION EVENT" means either or both of:

        (c) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

        (d) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

                (i) from performing its payment obligations under the Finance Documents; or

                (ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

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        (and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

        "DUTCH CIVIL CODE" means the Dutch Civil Code (Burgerlijk Wetboek).

        "DUTCH OBLIGOR" means an Obligor incorporated in The Netherlands.

        "DUTCH FSA" means the Financial Supervision Act (Wet op het financieel toezicht) including any and all subordinate decrees and regulations issued pursuant thereto.

        "EMPLOYEE PLAN" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
        Section 412 of the Code or Section 302 of ERISA, and in respect of which a U.S. Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and ratings issued thereunder, all as the same may be in effect at such date.

        "ERISA AFFILIATE" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to
        Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

        "ERISA EVENT" means

        (a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

        (b) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

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        (c)     the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

        (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 of the Code or Section 302 of ERISA or the filing of any request for a minimum funding waiver under
                Section 412 of the Code with respect to any Employee Plan;

        (e) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; and

        (f) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

        "EURIBOR" means, in relation to any Loan in euro:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

        as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 25 (Events of Default).

        "EXISTING FACILITY" means the US$200,000,000 Multicurrency Term and Revolving Credit Facility dated 14 February 2003 between, inter alia, the Company, the Original Borrowers, the Original Guarantors, Commerzbank Aktiengesellschaft, KBC Bank N.V. and others (as amended).

        "EXTENSION LETTER" means the Extension Letter to the Mandate Letter dated 16 April 2007 between the Arranger, the Company and others.

        "FACILITY" means Facility A or Facility B as the context may require.

        "FACILITY A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

        "FACILITY A COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

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        (b)     in relation to any other Lender, the amount in the Base
                Currency of any Facility A Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

        "FACILITY A REPAYMENT DATE" means each of the dates specified in Clause 9.1 (Repayment of Facility A Loans) as Repayment Dates, but if any such date is not a Business Day, then that Repayment Date shall be deemed to be the immediately succeeding Business Day.

        "FACILITY B" means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facilities).

        "FACILITY B COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

        "FACILITY B UTILISATION" means a Facility B Loan or a Letter of
        Credit.

        "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "FEE LETTER" means any letter or letters dated on or about 28 February 2007 between the Arranger and the Company (or the Agent and the Company or the Security Trustee and the Company) setting out any of the fees referred to in Clause 14 (Fees), as amended by the Amendment Letter.

        "FIC" means the Foreign Investment Committee of the Economic Planning Unit of the Malaysian Prime Minister's Department.

        "FINANCIAL CLOSE" means the date on which consideration is payable pursuant to the Akzo Nobel Retirement and the Crystex Acquisition and completion under such retirement and acquisition has occurred.

        "FINANCE DOCUMENT" means this Agreement, the Syndication and Amendment and Restatement Agreement, the Mandate Letter (as amended by the Extension Letter), the


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        Security Documents, the Intercreditor Agreement, the Amendment and
        Restatement Agreement, any Fee Letter (as amended by the Amendment Letter), any Accession Letter, any Resignation Letter, any Transfer Certificate and any other document designated as such by the Agent and the Company.

        "FINANCE PARTY" means the Agent, the Arranger, the Security Trustee or a Lender.

        "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

        (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        (i)     any amount raised by the issue of redeemable shares;

        (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

        (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

        "FLEXSYS AMERICA CO." means Flexsys America Co., a corporation incorporated under the laws of the State of Delaware, United States of America, with its principal office at 260 Springside Drive, Akron, Ohio 44333, United States of America.

        "FLEXSYS RUBBER CHEMICALS RETIREMENT BENEFITS SCHEME" means the retirement benefits scheme of Flexsys Rubber Chemicals Limited formed on 1 April 1998.

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        "FRENCH SECURITY DOCUMENTS" means any Security Documents governed by the laws of France.

        "GAAP" means generally accepted accounting principles in the United States of America.

        "GERMAN BORROWER" means a Borrower whose jurisdiction of organisation is Germany.

        "GERMAN DEBT PUSHDOWN" means the corporate reorganisation and debt push down steps taken together to be carried out in accordance with Clause 24.34 (German Debt Pushdown).

        "GERMAN GUARANTOR" means a Guarantor whose jurisdiction of organisation is Germany.

        "GERMAN OBLIGOR" means Flexsys Verwaltungs-und Beteiligungs GmbH and Flexsys Verkauf GmbH and any other German Borrower or German Guarantor.

        "GERMAN SECURITY DOCUMENTS" means any Security Documents governed by the laws of Germany.

        "GROUP" means, at any time, the Company and its then Subsidiaries, Flexsys America L.P. and Flexsys Rubber Chemicals Limited.

        "GROUP STRUCTURE CHART" means the group structure chart showing:

        (a) all members of the Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment and a list of shareholders;

        (b) any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

        "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 27 (Changes to the Obligors).

        "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "INFORMATION MEMORANDUM" means the document in the form approved by the Company concerning the Group which, at the Company's request and on its behalf, was prepared in relation to this transaction and distributed by the Arranger to selected financial institutions before the date of this Agreement.

        "INTELLECTUAL PROPERTY" means any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets of each Obligor.

        "INTERCREDITOR AGREEMENT" means the agreement dated 27 April 2007 and made amongst others, between the Company, KBC Bank N.V. as Security Trustee, KBC Bank


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        N.V. as agent, Solutia Inc. and Solutia Europe N.V. as the Parent, the
        Senior Lenders (as defined in the Intercreditor Agreement), the Intra-Group Lenders and the Original Obligors (each as defined in the Intercreditor Agreement) as amended by the Amendment and Restatement Agreement.

        "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest).

        "IRS" means the United States Internal Revenue Service or any successor thereto.

        "ISSUING BANK" means, in respect of a Letter of Credit, KBC Bank N.V. or any other Lender (or its affiliate) that has agreed to act as Issuing Bank in respect of that Letter of Credit.

        "ITALIAN CIVIL CODE" means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

        "ITALIAN SECURITY DOCUMENTS" means any Security Documents governed by the laws of Italy.

        "ITALIAN SHARE PLEDGE" means the share pledge agreement dated on or about 27 April 2007 and made by the Company as pledgor and the KBC Bank N.V. as secured creditor and common representative of the other secured creditors.

        "JAPANESE SECURITY DOCUMENTS" means any Security Documents governed by the laws of Japan.

        "LEGAL OPINIONS" means the legal opinions delivered to the Agent pursuant to Schedule 2 (Conditions Precedent and Conditions Subsequent).

        "LENDER" means:

        (a)     any Original Lender; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "LETTER OF CREDIT" means a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by a Borrower and agreed by the Agent (with the prior consent of the Majority Lenders) and the Issuing Bank.

        "LIBOR" means, in relation to any Loan:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as


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                supplied to the Agent at its request quoted by the Reference
                Banks to leading banks in the London interbank market,

        as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

        "LMA" means the Loan Market Association.

        "LOAN" means a Facility A Loan or a Facility B Loan as the context may require.

        "LONG TERM INCENTIVE COMPENSATION" means the management incentive plan covering the period 2004-2006; successful achievement of the targets set out in the plan will result in a payout of approximately US$50,000,000, which amount is scheduled to be paid in early 2007.

        "MAJORITY LENDERS" means:

        (a) if there are no Utilisations then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

        (b) at any other time, a Lender or Lenders whose participations in the Utilisations then outstanding aggregate more than 66 2/3% of all the Utilisations then outstanding.

        "MANDATE LETTER" means the letter dated 28 February 2007 between the Arranger, the Company and others, as amended by the Extension Letter.

        "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

        "MARGIN" means:

        (a) in relation to Facility A, 1.25% per annum until the date falling six months from the first Utilisation Date and thereafter the Margin in relation to Facility A will be adjusted on the basis of the most recently delivered Combined Financial Statements of the Group (which must be audited if such statements relate to the Group's financial year) by reference to the ratio of Combined Senior Total Financial Debt as at the last day of each Relevant Period to EBITDA for such Relevant Period in accordance with the table set out below:

                -----------------------------------------------------------
                RATIO                                 MARGIN % PER ANNUM
                -----------------------------------------------------------
                >2.5                                          1.5
                -
                -----------------------------------------------------------
                <2.5 >2.0                                    1.25
                     -
                -----------------------------------------------------------
                <2.0 >1.5                                    1.00
                     -
                -----------------------------------------------------------
                <1.5 >1.0                                    0.80
                     -
                -----------------------------------------------------------
                <1.0                                         0.65
                -----------------------------------------------------------

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                PROVIDED THAT whilst a Default is continuing the Margin shall be the highest Margin specified above.

        (b) in relation to Facility B, 1.00% per annum until the date falling six months from the date of this Agreement and thereafter the Margin in relation to Facility B will be adjusted on the basis of the most recently delivered Combined Financial Statements of the Group (which must be audited if such statements relate to the Group's financial year) by reference to the ratio of Combined Senior Total Financial Debt as at the last day of each Relevant Period to EBITDA for such Relevant Period, in accordance with the table set out below:

                -----------------------------------------------------------
                RATIO                                 MARGIN % PER ANNUM
                -----------------------------------------------------------
                >2.5                                         1.25
                -
                -----------------------------------------------------------
                <2.5 >2.0                                    1.00
                     -
                -----------------------------------------------------------
                <2.0 >1.5                                    0.80
                     -
                -----------------------------------------------------------
                <1.5 >1.0                                    0.60
                     -
                -----------------------------------------------------------
                <1.0                                         0.50
                -----------------------------------------------------------


                PROVIDED THAT whilst a Default is continuing the Margin shall be the highest Margin specified above.

        Any adjustment to the Margin shall take effect on the date falling five Business Days after the date of receipt by the Agent of the relevant Compliance Certificate.

        For the purposes of determining the Margin, "Combined Senior Total Financial Debt", "EBITDA", "Combined Financial Statements of the Group" and "Relevant Period" shall be determined in accordance with Clause 23.1 (Financial definitions).

        "MARGIN STOCK" means margin stock or "margin security" within the meaning of Regulations T, U and X.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

        (a) the business, property or financial condition of the Group taken as a whole;

        (b) the ability of an Obligor to perform its obligations under the Finance Documents; or

        (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

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        For the avoidance of doubt, the continuation of Solutia Inc.'s proceedings under Title 11 of the United States of America Code entitled Bankruptcy shall not constitute a Material Adverse Effect PROVIDED THAT no member of the Group becomes subject to such proceedings or those of an affiliated debtor of Solutia Inc.

        "MATERIAL GROUP MEMBER" means a member of the Group (other than the Company) which:

        (a) has EBITDA representing 5 per cent. or more of the Combined EBITDA as defined in Clause 23 (Financial Covenants); and/or

        (b) has assets representing 5 per cent. or more of the aggregate assets of the Group; and/or

        (c) has revenue representing 5 per cent. or more of the aggregate revenue of the Group,

        in each case calculated on a combined basis.

        Compliance with the conditions set out in paragraphs (a), (b) and (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited financial statements of that member of the Group and the latest audited Combined Financial Statements of the Group.

        A report by the auditors of the Company that a member of the Group is or is not a Material Group Member shall, in the absence of manifest error, be conclusive and binding on all Parties.

        "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

        (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

        The above rules will only apply to the last Month of any period.

        "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section (3)(37) of ERISA) contributed to for any employees of a U.S. Obligor or any ERISA Affiliate.

        "NEW GERMAN HOLD CO" means the new company to be established after the date of this Agreement by the Company and whose jurisdiction of organisation will be Germany.

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        "OBLIGORS" means a Borrower or a Guarantor.

        "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

        "ORIGINAL FINANCIAL STATEMENTS" means:

        (a) in relation to the Company, the audited Combined Financial Statements of the Group for the financial year ended 2006 prepared under GAAP; and

        (b) in relation to each Original Obligor other than the Company, its unaudited financial statements for its financial year ended 2006.

        "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor.

        "PARALLEL OBLIGATIONS" has the meaning as that which is contained in the German Security Documents.

        "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "PARTY" means a party to this Agreement.

        "PBGC" means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

        "PENSION FUND OBLIGATIONS" means any amount that the Buyer Entities (as defined in the Share Purchase Agreement) are required to contribute to the Flexsys UK pension plan within ten days after closing pursuant to the Share Purchase Agreement.

        "PERFECTION REQUIREMENTS" means the making of the appropriate registrations, filings or notifications of the Security Documents.

        "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

        (a) (if the currency is domestic sterling) the first day of that period;

        (b) (if the currency is euro) two TARGET Days before the first day of that period; or

        (c) (for any other currency) two Business Days before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

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        "REAL PROPERTY" means:

        (a) any freehold, leasehold or immovable property (including the freehold and leasehold property in the Relevant Jurisdictions specified in the relevant Security Document); and

        (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold or leasehold property,

        and all Related Rights.

        "RECEIVER" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

        "REFERENCE BANKS" means, in relation to LIBOR and Mandatory Cost the principal London offices of the Agent and Citibank N.A. and, in relation to EURIBOR, the principal office in Brussels or London of the Agent and Citibank N.A. or such other banks as may be appointed by the Agent in consultation with the Company.

        "REGULATIONS T, U AND X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

        "RELATED RIGHTS" means, in relation to any asset:

        (a)     the proceeds of sale of any part of that asset;

        (b) all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

        (c) all rights, powers, benefits, claims, contracts, warranties, remedies, security, guarantees, indemnities or covenants for title in respect of that asset; and

        (d) any monies and proceeds paid or payable in respect of that asset.

        "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

        "RELEVANT JURISDICTION" means:

        (a)     the jurisdiction of incorporation of each member of the Group;

        (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

        (c) the jurisdiction whose laws govern the perfection of any of the Security Documents; and

        (d) the jurisdiction where any member of the Group is conducting its business.

        "REPAYMENT INSTALMENT" means each instalment for repayment of the Facility A Loans referred to in Clause 9.1 (Repayment of Facility A Loans).

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        "REPEATING REPRESENTATIONS" means each of the representations set out in Clauses 21.1 (Status) to 21.6 (Governing law and enforcement), Clause 21.8 (No default), paragraph (e) of Clause 21.9 (No misleading information), Clause 21.11 (Pari passu ranking), Clause 21.20 (Ranking) to Clause 21.24 (Legal and Beneficial Owner), Clause 21.30 (Centre of main interests and establishments), Clause 21.33 (Pensions) and 21.42 (No cluster bombs or anti-personnel mines) and, for each Additional Obligor on the date of accession to the Finance Documents, also means each of the representations set out in Clause 21.7 (No filing taxes), Clause 21.10 (Financial statements), Clause 21.12 (No proceedings pending or threatened), Clauses 21.16 (Deduction of Tax) to 21.19 (Security), Clause 21.25 (Shares), Clause 21.32 (ERISA Plans) and Clauses 21.35 (Federal Reserve Regulations) to 21.37 (Anti-Terrorism Laws).

        "RESIGNATION LETTER" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

        "RESERVATIONS" means any general principles of law limiting the obligations of any Obligor which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors).

        "RESTRICTED PARTY" means any person listed:

        (a)     in the Annex to the Executive Order;

        (b) on the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC; or

        (c)     in any successor list to either of the foregoing.

        "ROLLOVER LOAN" means one or more Facility B Loans:

        (a) made or to be made on the same day that (i) a maturing Facility B Loan is due to be repaid or (ii) a Borrower is obliged to pay to the Agent for the Issuing Bank the amount of any claim under a Letter of Credit;

        (b) the aggregate amount of which is equal to or less than (i) the maturing Facility B Loan or (ii) the amount of the claim under the Letter of Credit;

        (c) in the same currency as (i) the maturing Facility B Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency) or (ii) the claim under the Letter of Credit; and

        (d) made or to be made to the same Borrower for the purpose of (i) refinancing a maturing Facility B Loan or (ii) satisfying the obligations of the Borrower to pay the amount of a claim under the Letter of Credit to the Agent for the Issuing Bank.

        "SCREEN RATE" means:

        (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

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                                                               CONFORMED COPY

        (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

        displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

        "SEC" means the United States Securities and Exchange Commission or any successor thereto.

        "SECURED CONTRACTS" has the same meaning as that which is contained in the Italian Share Pledge.

        "SECURED OBLIGATIONS" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

        "SECURED PARTIES" means the Security Trustee, any Receiver or Delegate, the Agent, and each Lender from time to time party to this Agreement.

        "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "SECURITY DOCUMENTS" means each of the documents listed as being a Security Document in paragraph 2(a) of Part I of Schedule 2 (Conditions Precedent and Conditions Subsequent), any document required to be delivered to the Agent under paragraph 2 of Part II of
        Schedule 2 (Conditions Precedent and Conditions Subsequent) and any document required to be delivered to the Agent under paragraph 15 of
        Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent) as may be amended or substituted from time to time, together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

        "SELECTION NOTICE" means a notice substantially in the form set out in
        Part II of Schedule 3 (Requests) given in accordance with Clause 12 (Interest Periods) in relation to Facility A.

        "SHAREHOLDERS" means Solutia Inc. and Solutia Europe N.V..

        "SHARES" means the shares or quotas subject to the Transaction
        Security.

        "SHARE PURCHASE AGREEMENT" means the share purchase agreement in relation to the Akzo Nobel Retirement between Akzo Nobel Chemicals International B.V., Akzo Nobel Chemicals Inc., Akzo Nobel N.V., Flexsys Holding B.V., Flexsys America LP, Flexsys Rubber Chemicals Ltd and Solutia Inc. dated as of 28 March 2007.

        "SOLUTIA INC." means Solutia Inc, a corporation incorporated under the laws of the State of Delaware, United States of America, with its principal office at 575 Maryville Center Drive, St. Louis, Missouri 63166, United States of America.

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        "SOURCES AND USES TABLE" means the table set out in Schedule 13
        (Sources and Uses Table).

        "SPECIFIED TIME" means a time determined in accordance with Schedule 9 (Timetables).

        "SUBORDINATED LOAN" means the non-amortising loans of a minimum aggregate amount of US$100,000,000 and a maximum aggregate amount of US$175,000,000 to be provided by Solutia Inc. (or any of its affiliates) to one or more members of the Group for a term of six years at a market rate, available for corporate purposes including (but not limited to) the Akzo Nobel Retirement and which shall be subordinated to the Facilities pursuant to the terms of the Intercreditor Agreement and on terms and conditions (including (but not limited to) the determination of the interest rate) satisfactory to the Arranger.

        "SUBORDINATED LOAN AGREEMENT" means the subordinated loan agreements dated 26 April 2007 between Solutia Inc and one or more members of the Group.

        "SUBSIDIARY" means in relation to any company or corporation, a company or corporation:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "SYNDICATION AND AMENDMENT AND RESTATEMENT AGREEMENT" means the syndication and amendment and restatement agreement to this Agreement made amongst others, between the Company, the Borrowers and the Guarantors (each as defined in the Syndication and Amendment and Restatement Agreement), KBC Bank N.V. as Agent, KBC Bank N.V. as Security Trustee, the Existing Lenders and the New Lenders (each as defined in the Syndication and Amendment and Restatement Agreement) dated on or about 23 May 2007.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

        "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

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        "TERMINATION DATE" means:

        (a) in relation to Facility A the fifth anniversary of the date of this Agreement; and

        (b) in relation to Facility B the fifth anniversary of the date of this Agreement.

        "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being US$225,000,000 at the date of this Agreement.

        "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being US$75,000,000 at the date of this Agreement.

        "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being US$150,000,000 at the date of this Agreement.

        "TRANSACTION SECURITY" means the Security created or expressed to be created pursuant to the Security Documents.

        "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

        "TRANSFER DATE" means, in relation to a transfer, the later of:

        (a)     the proposed Transfer Date specified in the Transfer
                Certificate; and

        (b)     the date on which the Agent executes the Transfer Certificate.

        "UK BORROWER" means a Borrower whose jurisdiction or organisation is England and Wales.

        "UK GUARANTOR" means a Guarantor whose jurisdiction or organisation is England and Wales.

        "UK OBLIGOR" means Flexsys Rubber Chemicals Limited and any other UK Borrower or UK Guarantor.

        "UNFUNDED PENSION LIABILITY" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

        "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "U.S." and "UNITED STATES" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

        "U.S. BORROWER" means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

        "U.S. GUARANTOR" means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

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        "U.S. OBLIGOR" means Flexsys America L.P. and any other U.S. Borrower or U.S. Guarantor which is constituted under the laws of any state of the United States of America or the District of Columbia.

        "U.S. TAX" means any federal, state, local income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by the United States, including any interest, penalty or addition thereto, whether disputed or not.

        "UTILISATION" means a Loan or a Letter of Credit.

        "UTILISATION DATE" means the date on which a Utilisation is made.

        "UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2     CONSTRUCTION
        (a) Unless a contrary indication appears any reference in this Agreement to:

                (i) the "AGENT", the "ARRANGER", the "SECURITY TRUSTEE", any "FINANCE PARTY", any "SECURED PARTY", any "LENDER", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as trustee or trustees in accordance with this Agreement;

                (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

                (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

                (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (v) a "PERSON" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

                (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

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                (vii)   a provision of law is a reference to that provision as
                        amended or re-enacted; and

                (viii)  a time of day is a reference to London time.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3     CURRENCY SYMBOLS AND DEFINITIONS
        "US$" and "DOLLARS" denote lawful currency of the United States of America, "(pound)" and "sterling" denotes lawful currency of the United Kingdom, "EUR" and "EURO" means the single currency unit of the Participating Member States and "(yen)" and "yen" denotes lawful currency of Japan.

1.4     DUTCH TERMS
        In this Agreement, where it relates to a Dutch entity, a reference to:

        (a) a necessary action to authorise, where applicable, includes without limitation:

                (i) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

                (ii) obtaining unconditional positive advice (advies) from each competent works council;

        (b) a winding-up, administration or dissolution includes a Dutch entity being:

                (i)     declared bankrupt (failliet verklaard);

                (ii)    dissolved (ontbonden);

        (c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

        (d)     a trustee in bankruptcy includes a curator,

        (e)     an administrator includes a bewindvoerder;

        (f) a receiver or an administrative receiver does not include a curator or bewindvoerder, and

        (g)     an attachment includes a beslag.

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1.5     THIRD PARTY RIGHTS
        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                   SECTION 2
                                THE FACILITIES

2.      THE FACILITIES

2.1     THE FACILITIES
        Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

        (a) a multicurrency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

        (b) a multicurrency revolving credit facility in an aggregate amount equal to the Total Facility B Commitments.

2.2     FINANCE PARTIES' RIGHTS AND OBLIGATIONS
        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3     DESIGNATED ENTITIES
        Where a Lender (each a "DESIGNATED LENDER") has designated in the signature pages to this Agreement an Affiliate of itself (each a "DESIGNATED ENTITY") as its Facility Office for the purposes of participating in or making Loans to a particular Borrower, the Parties unconditionally and irrevocably agree that such Designated Entity shall:

        (a) not have any Commitment (which shall remain with the Designating Lender);

        (b) be entitled to all rights and benefits (other than voting rights which shall remain with the Designating Lender) under this Agreement relating to its participation in any Loan to such a Borrower; and

        (c) have the corresponding duties of a Lender in relation to such Loans, and shall be a party to this Agreement for that purpose.

        Such Designating Lender shall procure, subject to the terms of this Agreement, that the Designated Entity participates in a Loan to such a Borrower in place of the Designating


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        Lender and the Parties shall be entitled to treat such Designated
        Entity as a Lender accordingly.

3.      PURPOSE

3.1     PURPOSE
        Each Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards general corporate purposes including (but not limited to) the Akzo Nobel Retirement (in combination with the Subordinated Loan), the financing or refinancing of the Crystex Acquisition, payment of the Long Term Incentive Compensation and payment of the Pension Fund Obligations.

3.2     MONITORING
        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     INITIAL CONDITIONS PRECEDENT
        No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of
        Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2     FURTHER CONDITIONS PRECEDENT
        (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

                (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

                (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

        (b) The Lenders will only be obliged to comply with Clause 8.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

        (c) In the case of any Utilisation, no Crystallisation Event (as defined in the applicable Japanese Security Document) has occurred in respect of any Japanese Security Document given in favour of the Finance Parties.

4.3     CONDITIONS RELATING TO OPTIONAL CURRENCIES
        A currency will constitute an Optional Currency in relation to a Utilisation if:

        (a) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

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        (b)     it is euros, sterling or yen.

4.4     MAXIMUM NUMBER OF UTILISATIONS
        (a) A Borrower may not deliver a Facility B Utilisation Request if as a result of the proposed Utilisation seven or more Facility B Utilisations would be outstanding.

        (b)     A Borrower may not request that a Facility A Loan be divided.

        (c)     Any Loan made by a single Lender under Clause 8.2
                (Unavailability of a currency) shall not be taken into account in this Clause 4.4.


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                                   SECTION 3
                                  UTILISATION

5.      UTILISATION

5.1     DELIVERY OF A UTILISATION REQUEST
        A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     COMPLETION OF A UTILISATION REQUEST
        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                (i)     it identifies the Facility to be utilised;

                (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

                (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

                (iv) the proposed Interest Period complies with Clause 12 (Interest Periods).

        (b)     Only one Loan may be requested in each Utilisation Request.

5.3     CURRENCY AND AMOUNT
        (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

        (b)     The amount of the proposed Loan must be:

                (i) if the currency selected is the Base Currency, US$75,000,000 for Facility A and a minimum of US$5,000,000 for Facility B or in either case, if less, the Available Facility; or

                (ii) if the currency selected is an Optional Currency for Facility A and Facility B the equivalent amounts to that specified in paragraph (b)(i) above converted into the Optional Currency or, if less, the Available Facility; and

                (iii) in any event such that its Base Currency Amount is less than or equal to the Available Facility; and

                (iv) provided that, to the extent ever utilised by a Dutch Obligor, the minimum amount to be drawn by it shall not be less than the equivalent of EUR 50,000.

5.4     LENDERS' PARTICIPATION
        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

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        (b)     The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

        (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5     CANCELLATION OF COMMITMENT
        (a) The Total Facility A Commitments shall be immediately cancelled at the end of the Availability Period for Facility A.

        (b) The Total Facility B Commitments shall be immediately cancelled at the end of the Availability Period for Facility B.

6.      UTILISATION - LETTERS OF CREDIT

6.1     GENERAL
        (a)     In this Clause 6 and Clause 7 (Letters of Credit):

                (i) "EXPIRY DATE" means, for a Letter of Credit, the last day of its Term;

                (ii) "L/C PROPORTION" means, in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender;

                (iii) "RENEWAL REQUEST" means a written notice delivered to the Agent in accordance with Clause 6.7 (Renewal of a Letter of Credit); and

                (iv) "TERM" means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

        (b)     Any reference in this Agreement to:

                (i)     a "FINANCE PARTY" includes the Issuing Bank;

                (ii) the Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit;

                (iii) an amount borrowed includes any amount utilised by way of Letter of Credit;

                (iv) a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

                (v) a Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit;

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                (vi)    amounts outstanding under this Agreement include
                        amounts outstanding under or in respect of any Letter of Credit;

                (vii) an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower that requested the issue of that Letter of Credit at that time;

                (viii) a Borrower "REPAYING" or "PREPAYING" a Letter of Credit means:

                        (A) that Borrower providing cash cover for that Letter of Credit;

                        (B) the maximum amount payable under the Letter of Credit being reduced in accordance with its terms; or

                        (C) the Issuing Bank being satisfied that it has no further liability under that Letter of Credit,

                and the amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (viii)(A) and (viii)(B) above is the amount of the relevant cash cover or reduction; and

                (ix) a Borrower providing "CASH COVER" for a Letter of Credit means a Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of that Borrower and the following conditions are met:

                        (A) the account is with the Agent or the Issuing Bank (if the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

                        (B) withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit; and

                        (C) that Borrower has executed a security document, in form and substance satisfactory to the Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account.

        (c) Clause 5 (Utilisation) does not apply to a Utilisation by way of Letter of Credit.

        (d) In determining the amount of the Available Facility and a Lender's L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash over provided for outstanding Letters of Credit.

6.2     FACILITY B
        An amount of up to US$50,000,000 of Facility B may be utilised by way of Letters of Credit.

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6.3     DELIVERY OF A UTILISATION REQUEST FOR LETTERS OF CREDIT
        A Borrower may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request in the form of Part IB of Schedule 3 (Requests) not later than the Specified Time.

6.4     COMPLETION OF A UTILISATION REQUEST FOR LETTERS OF CREDIT
        Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

        (a) it specifies that it is for a Letter of Credit and identifies the Issuing Bank;

        (b) the proposed Utilisation Date is a Business Day within the Availability Period;

        (c) the currency and amount of the Letter of Credit comply with Clause 6.5 (Currency and amount);

        (d)     the form of Letter of Credit is attached;

        (e) the Expiry Date of the Letter of Credit falls on or before the Termination Date;

        (f) the delivery instructions for the Letter of Credit are specified; and

        (g)     it identifies the domicile of the beneficiary.

6.5     CURRENCY AND AMOUNT
        (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

        (b) The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

                (i) if the currency selected is the Base Currency, a minimum of US$25,000 or, if less, the Available Facility; or

                (ii) if the currency selected is an Optional Currency, the minimum amount (and if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

6.6     ISSUE OF LETTERS OF CREDIT
        (a) If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

        (b)     The Issuing Bank will only be obliged to comply with paragraph
                (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

                (i) in the case of a Letter of Credit renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

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                (ii)    the Repeating Representations to be made by each
                        Obligor are true in all material respects.

        (c) The amount of each Lender's participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit.

        (d) The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.7     RENEWAL OF A LETTER OF CREDIT
        (a) A Borrower may request any Letter of Credit issued on its behalf be renewed by delivery to the Agent of a Renewal Request by the Specified Time.

        (b) The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (d) of Clause
                6.4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

        (c) The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

                (i) its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

                (ii) its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

        (d) If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.8     REVALUATION OF LETTERS OF CREDIT
        (a) If any Letter of Credit is denominated in an Optional Currency, the Agent shall at three monthly intervals after the date of the Letter of Credit, recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

        (b) A Borrower shall, if requested by the Agent within five days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Facility B Utilisations are prepaid to prevent the Base Currency Amount of the Facility B Utilisations exceeding the Total Facility B Commitments following any adjustment to a Base Currency Amount under paragraph (a) above.

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7.      LETTERS OF CREDIT

7.1     IMMEDIATELY PAYABLE
        If a Letter of Credit or any amount outstanding under a Letter of Credit becomes payable and no claim (as defined in paragraph (a) of Clause 7.4 (Claims under a Letter of Credit) has been made in respect of that Letter of Credit or amount outstanding under that Letter of Credit, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2     ASSIGNMENTS AND TRANSFERS
        (a) Notwithstanding any other provision of this Agreement, the consent of the relevant Issuing Bank is required for any assignment or transfer of any Lender's rights and/or obligations under Facility B.

        (b) If paragraph (a) and the conditions and procedure for transfer specified in Clause 26 (Changes to the Lenders) are satisfied, then on the Transfer Date the Issuing Bank and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the relevant Issuing Bank and the Existing Lender shall each be released from further obligations to each other under this Agreement.

7.3     FEE PAYABLE IN RESPECT OF LETTERS OF CREDIT
        (a) Each Borrower shall pay to the relevant Issuing Bank a fronting fee in respect of each Letter of Credit requested by it and issued by such Issuing Bank in the amount and at the times agreed in writing between the relevant Issuing Bank and the Company. A reference in this Agreement to a Fee Letter shall include any written agreement referred to in this paragraph.

        (b) Each Borrower shall pay to the Agent (for the account of each Lender) a letter of credit fee in the Base Currency computed at the same rate as the Margin on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender's L/C Proportion of that Letter of Credit.

        (c) The accrued letter of credit fee on a Letter of Credit shall be payable on the first day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.

        (d)     If a Borrower cash covers any part of a Letter of Credit then:

                (i) the fronting fee payable to the relevant Issuing Bank and the letter of credit fee payable for the account of each Lender shall continue to be payable until the expiry of the Letter of Credit;

                (ii) the Borrower will be entitled to withdraw the interest accrued on the cash cover to pay those fees.

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7.4     CLAIMS UNDER A LETTER OF CREDIT
        (a) Each Borrower irrevocably and unconditionally authorises the relevant Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a "CLAIM").

        (b) Each Borrower which requested a Letter of Credit shall immediately on demand pay to the Agent for the relevant Issuing Bank an amount equal to the amount of any claim under that Letter of Credit.

        (c)     Each Borrower acknowledges that the relevant Issuing Bank:

                (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

                (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

        (d) The obligations of a Borrower under this Clause will not be affected by:

                (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

                (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.5     INDEMNITIES
        (a) Each Borrower shall immediately on demand indemnify an Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by that Borrower.

        (b) Each Lender shall (according to its L/C Proportion) immediately on demand indemnify an Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless such Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

        (c) If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above), then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender's participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

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        (d)     The Borrower which requested a Letter of Credit shall
                immediately on demand reimburse any Lender for any payment it makes to an Issuing Bank under this Clause 7.5 (Indemnities) in respect of that Letter of Credit.

        (e) The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

        (f) The obligations of any Lender or any Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

                (i) any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or other person;

                (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement;

                (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

                (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

                (v) any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

                (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

                (vii)   any insolvency or similar proceedings.

7.6     RIGHTS OF CONTRIBUTION
        No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.7     ROLE OF THE ISSUING BANK
        (a) Nothing in this Agreement constitutes an Issuing Bank as a trustee or fiduciary of any other person.

        (b) An Issuing Bank shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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        (c)     An Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

        (d)     An Issuing Bank may rely on:

                (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (e) An Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (f) An Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

        (g)     An Issuing Bank is not responsible for:

                (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, any Party (including itself), or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

                (ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

7.8     EXCLUSION OF LIABILITY
        (a) Without limiting paragraph (b) below, an Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

        (b) No Party (other than an Issuing Bank) may take any proceedings against any officer, employee or agent of an Issuing Bank in respect of any claim it might have against the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

7.9     CREDIT APPRAISAL BY THE LENDERS
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the relevant Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 28.14 (Credit appraisal by the Secured Parties).

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7.10    ADDRESS FOR NOTICES
        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the relevant Issuing Bank for any communication or document to be made or delivered under or in connection with the Finance Documents is that notified in writing to the Agent prior to the date of this Agreement or any substitute address, fax number, department or officer as the Issuing Bank may notify to the Agent by not less than five Business Days' notice.

7.11    AMENDMENTS AND WAIVERS
        Notwithstanding any other provision of this Agreement, an amendment or waiver which relates to the rights or obligations of the Issuing Bank may not be effected without the consent of the relevant Issuing Bank.

8.      OPTIONAL CURRENCIES

8.1     SELECTION OF CURRENCY
        (a) A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Utilisation:

                (i) (in the case of an initial Utilisation) in a Utilisation Request; and

                (ii) (afterwards in relation to a Facility A Loan made to it) in a Selection Notice.

        (b) If a Borrower (or the Company on behalf of a Borrower) fails to issue a Selection Notice in relation to a Facility A Loan, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

        (c) If a Borrower (or the Company on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

8.2     UNAVAILABILITY OF A CURRENCY
        If before the Specified Time on any Quotation Day:

        (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

        (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

        the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an


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        amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3     CHANGE OF CURRENCY
        (a) If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

                (i) if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

                (ii) if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

                (iii) (unless the Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

                (iv) (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 8.5 (Agent's calculations).

        (b) If the Agent and the Borrower that has borrowed the Facility A Loan agree, the Agent shall:

                (i) apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A Loan is outstanding for the first Interest Period; and

                (ii) use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph
                        (a)(iii) above.

        (c)     If the amount purchased by the Agent pursuant to paragraph
                (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan for the first Interest Period) equal to the difference.

        (d) If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

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8.4     SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS
        (a) If a Facility A Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

                (i) if the amount calculated is less than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Facility A Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

                (ii) if the amount calculated is more than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

        (b) If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods converted into the Base Currency at the Agent's Spot Rate of Exchange at the Specified Time has increased or decreased by less than 5 per cent. compared to its Base Currency Amount (taking into account any payments made pursuant to paragraph
                (a) above), no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

8.5     AGENT'S CALCULATIONS
        (a) All calculations made by the Agent pursuant to this Clause 8 will take into account any repayment, prepayment, consolidation or division of Facility A Loans to be made on the last day of the first Interest Period.

        (b) Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).


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                                   SECTION 4
                    REPAYMENT, PREPAYMENT AND CANCELLATION

9.      REPAYMENT

9.1     REPAYMENT OF FACILITY A LOANS
        (a) Each Borrower shall repay the Facility A Loans made to it in instalments by repaying on each Repayment Date the amount set out opposite each Repayment Date below:

                REPAYMENT DATE                          REPAYMENT INSTALMENT

                On the first anniversary of the date    US$15,000,000
                of this Agreement

                On the second anniversary of the date   US$15,000,000
                of this Agreement

                On the third anniversary of the date    US$15,000,000
                of this Agreement

                On the fourth anniversary of the date   US$15,000,000
                of this Agreement

                On the fifth anniversary of the date    An amount in dollars
                of this Agreement                       equal to the Facility
                                                        A Loan then outstanding
                                                        in relation to the
                                                        relevant Borrower shall
                                                        be repaid in full.

        (b) Any repayment or prepayment of a Facility A Loan denominated in an Optional Currency shall reduce the amount of that Facility A Loan by the amount of that Optional Currency repaid and shall reduce the Base Currency Amount of that Facility A Loan proportionally.

        (c) No Borrower may reborrow any part of Facility A which is repaid.

9.2     REPAYMENT OF FACILITY B LOANS
        (a) Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period and, in any event, shall repay in full an amount in dollars equal to the Facility B Loan then outstanding in relation to the relevant Borrower no later than the Termination Date.

        (b) Any reduction of the Total Facility B Commitments shall reduce rateably the Commitment of each Lender.

        (c) A Borrower may reborrow any part of Facility B which is repaid.

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10.     PREPAYMENT AND CANCELLATION

10.1    ILLEGALITY
        (a) If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

                (i) that Lender shall promptly notify the Agent upon becoming aware of that event;

                (ii) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

                (iii) each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

        (b) If, at any time, it is or will become unlawful for the Issuing Bank to issue or leave outstanding any Letter of Credit the Issuing Bank shall promptly notify the Agent upon becoming aware of that event and upon the Agent notifying the Company, Facility B shall cease to be available for the issue of Letters of Credit and each Borrower shall use its best endeavours to procure the release of each Letter of Credit requested by that Borrower and outstanding at such time.

10.2    CHANGE OF CONTROL
        (a) As of the Akzo Nobel Retirement, if Solutia Inc. or any of its Subsidiaries cease to control, either directly or indirectly:

                (i)     the Company;

                (ii)    Flexsys Rubber Chemicals Limited; or

                (iii)   the partnership interests in Flexsys America L.P.

                (being a "CHANGE OF CONTROL"), the Company and the relevant Obligor shall immediately notify the Agent.

        (b) For the purposes of paragraph (a) of this Clause 10.2, the cessation or change of ownership of the Company, Flexsys America L.P. or Flexsys Rubber Chemicals Limited that does not have an adverse effect (whether legal or otherwise) on the nature of any transaction Security or any further security granted (or that may be granted) pursuant to the Finance Documents or on the rights or remedies of the Lenders under any such Transaction Security or other such Security or under the Finance Documents, shall be disregarded, PROVIDED THAT the Group remains wholly owned by Solutia Inc, or any of its subsidiaries.

                For the purposes of paragraph (a) above "CONTROL" means:

                (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

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                        (A)     cast, or control the casting of, more than one
                                half of the maximum number of votes that might be cast at a general meeting of the relevant Obligor; or

                        (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the relevant Obligor; or

                        (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the relevant Obligor are obliged to comply with; or

                        (D) the holding more than one half of the issued share capital of the relevant Obligor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

        (c) If a Lender so requires and notifies the Agent within 30 days of the Company notifying the Agent of a Change of Control, the Agent shall, by not less than 30 days notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

10.3    VOLUNTARY CANCELLATION
        The Company may, if it gives notice to the Agent by no later than 11:00 am on the Business Day immediately preceding the day the cancellation is to take effect, cancel the whole or any part (being a minimum amount of US$10,000,000 and the integral multiples thereof) of the undrawn Commitments under the Facility B Loan. Any cancellation under this Clause 10.3 shall reduce the Commitments of the Lenders rateably under that Facility.

10.4    VOLUNTARY PREPAYMENT OF FACILITY A LOANS
        (a) A Borrower to which a Facility A Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Agent acting on instruction of the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of US$1,000,000 and integral multiples thereof).

        (b) A Facility A Loan may only be prepaid on the last day of an Interest Period (or, if earlier, the day on which the applicable Available Facility is zero).

        (c) Any prepayment under this Clause 10 shall satisfy the obligations under Clause 9.1 (Repayment of Facility A Loans) pro rata for each repayment instalment prior to the occurrence of a Default and, thereafter, in inverse chronological order.

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10.5    RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER
        (a)     If:

                (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause
                        15.2 (Tax gross-up); or

                (ii) any Lender claims indemnification from the Company under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased costs); or

                (iii) any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae);

                the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations.

        (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

        (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation.

10.6    RESTRICTIONS
        (a) Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c) No Borrower may reborrow any part of Facility A which is prepaid.

        (d) Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

        (e) The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

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        (g)     If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.


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                                   SECTION 5
                             COSTS OF UTILISATION

11.     INTEREST

11.1    CALCULATION OF INTEREST
        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)     Margin;

        (b)     LIBOR or, in relation to any Loan in euro, EURIBOR; and

        (c)     Mandatory Cost, if any.

11.2    PAYMENT OF INTEREST
        The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

11.3    DEFAULT INTEREST
        (a) To the extent permitted under applicable law, if an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Obligor on demand by the Agent.

        (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

        (c) To the extent permitted under applicable law, default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4    NOTIFICATION OF RATES OF INTEREST
        The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

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12.     INTEREST PERIODS

12.1    SELECTION OF INTEREST PERIODS
        (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

        (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Loan was made not later than the Specified Time.

        (c) If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 12.2 (Changes to Interest Periods), be one Month.

        (d) Subject to this Clause 12, a Borrower (or the Company) may select an Interest Period of one, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders). In addition, in relation to Facility A, a Borrower (or the Company on its behalf) may select an Interest Period of a period of less than one Month, if necessary to ensure that there are sufficient Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

        (e) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

        (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

12.2    CHANGES TO INTEREST PERIODS
        (a) Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

        (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 12.2, it shall promptly notify the Company and the Lenders.

12.3    NON-BUSINESS DAYS
        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

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13.     CHANGES TO THE CALCULATION OF INTEREST

13.1    ABSENCE OF QUOTATIONS
        Subject to Clause 13.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

13.2    MARKET DISRUPTION
        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

                (i)     the Margin;

                (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

        (b)     In this Agreement "MARKET DISRUPTION EVENT" means:

                (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

                (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that
                        Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

13.3    ALTERNATIVE BASIS OF INTEREST OR FUNDING
        (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

13.4    BREAK COSTS
        (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan


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                or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid
                Sum.

        (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.     FEES

14.1    COMMITMENT FEE
        (a) The Company shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 40 per cent. per annum of the Margin applicable to Facility B on the daily undrawn and uncancelled Available Commitment under Facility B accruing from the date of this Agreement until the end of the Facility B Availability Period.

        (b) The accrued commitment fee is payable quarterly in arrears, on the last day of the Facility B Availability Period and, if cancelled in full, on the cancelled amount of the Facility B Commitment at the time the cancellation is effective.

14.2    UTILISATION FEE
        The Company shall pay to the Agent (for the account of each Lender) a utilisation fee at the rate of:

        (a) 0.05 per cent. per annum on the Facility B Loans then outstanding, payable quarterly in arrears whenever the aggregate of the Facility B Loans borrowed but not yet repaid are equal to or greater than 33.33 per cent. of the Total Facility B Commitments.

        (b) 0.15 per cent. per annum on the Facility B Loans then outstanding, payable quarterly in arrears whenever the aggregate of the Facility B Loans borrowed but not yet repaid are equal to or greater than 66.67 per cent. of the Total Facility B Commitments.

14.3    FRONT END FEE
        The Company shall pay to the Arrangers a front end fee in the amount and at the times agreed in a Fee Letter.

14.4    AGENCY/SECURITY TRUSTEE FEE
        The Company shall pay to the Agent (for its own account) an agency/security trustee fee in the amount and at the times agreed in a Fee Letter.


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                                   SECTION 6
                        ADDITIONAL PAYMENT OBLIGATIONS

15.     TAX GROSS UP AND INDEMNITIES

15.1    DEFINITIONS
        (a)     In this Agreement:

                "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

                "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

                "TAX PAYMENT" means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity).

        (b) Unless a contrary indication appears, in this Clause 15 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

15.2    TAX GROSS-UP
        (a) Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

        (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

        (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

        (d) An Obligor is not obliged to pay any additional amounts pursuant to paragraph (c) above in respect of any Tax Deduction which would not have been required if the relevant Finance Party had complied with its obligations under paragraph (g) below.

        (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax


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                Deduction within the time allowed and in the minimum amount required by law.

        (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

        (g) A Finance Party and each Obligor which makes a payment to which that Finance Party is entitled shall co-operate promptly in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction on time.

15.3    TAX INDEMNITY
        (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

        (b)     Paragraph (a) above shall not apply:

                (i)     with respect to any Tax assessed on a Finance Party:

                        (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                        (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                        if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

                (ii)    to the extent a loss, liability or cost:

                        (A) is compensated for by an increased payment under Clause 15.2 (Tax gross-up); or

                        (B) would have been compensated for by an increased payment under Clause 15.2 (Tax gross-up) but was not so compensated solely because of the exclusion in paragraph (d) of Clause 15.2 (Tax gross-up) applied.

        (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

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        (d)     A Protected Party shall, on receiving a payment from an
                Obligor under this Clause 15.3, notify the Agent.

15.4    TAX CREDIT
        If an Obligor makes a Tax Payment and the relevant Finance Party (acting reasonably) determines that:

        (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

        the Finance Party shall pay an amount to the Obligor which that Finance Party determines (acting reasonably) will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.5    STAMP TAXES
        The Company shall pay and, within three Business Days of written demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them.

15.6    VALUE ADDED TAX
        (a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

        (b) If VAT is chargeable on any supply made by any Finance Party (the "SUPPLIER") to any other Finance Party (the "RECIPIENT") under a Finance Document, and any Party (the "RELEVANT PARTY") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

        (c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines


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                that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

16.     INCREASED COSTS

16.1    INCREASED COSTS
        (a) Subject to Clause 16.3 (Exceptions) the Company shall, within three Business Days of a written demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made, in force and enforceable or required to be complied with or with which compliance is customary after the date of this Agreement.

        (b)     In this Agreement "INCREASED COSTS" means:

                (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

                (ii)    an additional or increased cost; or

                (iii) a reduction of any amount due and payable under any Finance Document,

                which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2    INCREASED COST CLAIMS
        (a)     A Finance Party intending to make a claim pursuant to Clause
                16.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3    EXCEPTIONS
        (a) Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

                (i) attributable to a Tax Deduction required by law to be made by an Obligor;

                (ii) compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 15.3 (Tax indemnity) applied);

                (iii)   compensated for by the payment of the Mandatory Cost;
                        or

                (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

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        (b)     In this Clause 16.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 15.1 (Definitions).

17.     OTHER INDEMNITIES

17.1    CURRENCY INDEMNITY
        (a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                (i) making or filing a claim or proof against that Obligor;

                (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2    OTHER INDEMNITIES
        The Company shall (or shall procure that an Obligor will), within three Business Days of written demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

        (a)     the occurrence of any Event of Default;

        (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

        (c) funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

        (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

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17.3    INDEMNITY TO THE AGENT
        The Company shall, within three Business Days of a written demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

        (a) investigating any event which it reasonably believes is a Default; or

        (b) entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 8.3 (Change of Currency); or

        (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.4    INDEMNITY TO THE SECURITY TRUSTEE
        (a) Each Obligor shall, within three Business Days of a written demand, indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

                (i) the taking, holding, protection or enforcement of the Transaction Security;

                (ii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

                (iii) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

        (b) The Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.     MITIGATION BY THE LENDERS

18.1    MITIGATION
        (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 15 (Tax gross-up and indemnities), Clause 16 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

        (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

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18.2    LIMITATION OF LIABILITY
        (a) The Company shall, within three Business Days of written demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

        (b)     A Finance Party is not obliged to take any steps under Clause
                18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.     COSTS AND EXPENSES

19.1    TRANSACTION EXPENSES
        The Company shall, within three Business Days of a written demand, pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including, but not limited to, legal fees) incurred by any of them (each acting reasonably) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

        (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

        (b) any other Finance Documents executed after the date of this Agreement.

19.2    AMENDMENT COSTS
        If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 32.9 (Change of currency), the Company shall, within three Business Days of written demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Agent and the Security Trustee (and in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3    SECURITY TRUSTEE'S ONGOING COSTS
        (a) In the event of (i) the occurrence of a Default or (ii) the Security Trustee considering it necessary or expedient or
                (iii) the Security Trustees being requested by an Obligor or the Majority Lenders to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Company shall pay to the Security Trustee any additional remuneration that may be agreed between them.

        (b) If the Security Trustee and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by a investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Company or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

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19.4    ENFORCEMENT AND PRESERVATION COSTS
        The Company shall, within three Business Days of written demand, pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

19.5    For the purposes of Clauses 16.1, 17.2 to 17.4, 18.2, 19.1, 19.2 and
        19.4 any written demand shall be accompanied by reasonable evidence of the relevant amount claimed (which in the case of any cost or expense shall be the relevant invoice together with an explanation as to why the cost or expense was incurred).


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                                   SECTION 7
                                   GUARANTEE

20.     GUARANTEE AND INDEMNITY

20.1    GUARANTEE AND INDEMNITY
        Each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2    CONTINUING GUARANTEE
        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3    REINSTATEMENT
        If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4    WAIVER OF DEFENCES
        The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

        (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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        (c)     the taking, variation, compromise, exchange, renewal or
                release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)     any insolvency or similar proceedings.

20.5    GUARANTOR INTENT
        Without prejudice to the generality of Clause 20.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributors to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6    IMMEDIATE RECOURSE
        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7    APPROPRIATIONS
        Until all amounts which may become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

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        (b)     hold in an interest-bearing suspense account any moneys
                received from any Guarantor or on account of any Guarantor's liability under this Clause 20.

20.8    DEFERRAL OF GUARANTORS' RIGHTS
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)     to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

        If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics) of this Agreement.

20.9    RELEASE OF GUARANTORS' RIGHT OF CONTRIBUTION
        If any Guarantor (a "RETIRING GUARANTOR") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

        (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

        (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

20.10   ADDITIONAL SECURITY
        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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20.11   LIMITATIONS
        (a) Any term or provision of this Clause 20.11 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Guarantor shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such U.S. Guarantor's obligations under this Agreement, subject to avoidance under applicable United States federal or state fraudulent conveyance laws.

        (b) Flexsys Industria e Comercio Ltda expressly waives any right or benefit it may have under articles 827, 835, 837 and 838 of the Brazilian Civil Code in connection with the guarantee and indemnity granted under this Clause 20.

        (c) If the guarantee and indemnity granted in this Clause 20 (Guarantee and Indemnity) (the "GUARANTEE") is given by a Guarantor incorporated in Germany in the legal form of (i) a limited liability company (Gesellschaft mit beschrankter Haftung (GmbH)) (a "GERMAN GMBH GUARANTOR") or (ii) a limited partnership (Kommanditgesellschaft) with a limited liability company as sole general partner (a "GERMAN GMBH & CO. KG GUARANTOR" and together with the German GmbH Guarantor referred to as the "GERMAN GUARANTOR"; a reference made in this paragraph (c) to the "RELEVANT LIMITATION COMPANY" shall, in case of a German GmbH Guarantor, refer to the relevant German Guarantor and, in case of a German GmbH & Co. KG Guarantor, refer to the German Guarantor's general partner), the following shall apply:

                (i) The Finance Parties shall be entitled to enforce the Guarantee against the relevant German Guarantor without limitation in respect of:

                        (A) all and any amounts which are owed under the Finance Documents by such German Guarantor itself or by any of its Subsidiaries; and

                        (B) all and any amounts which correspond to funds that have been borrowed under this Agreement or financial accommodation provided in connection with a Letter of Credit, in each case to the extent on-lent, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time.

                        (in aggregate, the "UNLIMITED ENFORCEMENT AMOUNT").

                (ii) If the German Guarantor's liability under the Guarantee exceeds the Unlimited Enforcement Amount applicable to such German Guarantor, the Finance Parties shall not be entitled to enforce the Guarantee against such German Guarantor in excess of the Unlimited Enforcement Amount if and to the extent that:

                        (A) the Guarantee secures the obligations of an Obligor which is (a) a shareholder of the German Guarantor or (b) an affiliated company



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                                (verbundenes Unternehmen) within the meaning
                                of section 15 of the German Stock Corporation Act (Aktiengesetz) of a shareholder of the German Guarantor (other than the German Guarantor and its Subsidiaries); and

                        (B) the enforcement would have the effect of (a) reducing the Relevant Limitation Company's net assets (Reinvermogen) (the "NET ASSETS") to an amount of less than the Relevant Limitation Company's stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than the Relevant Limitation Company's stated share capital, of causing such amount to be further reduced and (b) would thereby affect the assets required for the obligatory preservation of the Relevant Limitation Company's stated share capital (Stammkapital) according to section 30, 31 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register at the date hereof, and any increase of the stated share capital registered after the date of this Agreement provided that such increase shall only be taken into account (i) if such increase is not subject to any consent under the terms of this Agreement; or (ii) if such increase is subject to any consent under the terms of this Agreement, such consent has been granted in writing prior to effecting the increase of the stated share capital.

                (iii) The Net Assets shall be calculated as an amount equal to the sum of the values of the Relevant Limitation Company's assets (consisting of all assets which correspond to the items set forth in section 266 sub-section (2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less the aggregate amount of the Relevant Limitation Company's liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 sub-section (3) B, C and D of the German Commercial
                        Code), save that:

                        (A) any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that is not necessary for the Relevant Limitation Company's business (nicht betriebsnotwendig) shall be taken into account with its market value;

                        (B) obligations under loans provided to the Relevant Limitation Company by any member of the Group or any other affiliated company shall not be taken into account as liabilities; and

                        (C) obligations under loans or other contractual liabilities incurred by the Relevant Limitation Company in violation of the provisions of the Finance Documents shall not be taken into account as liabilities.

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                        The Net Assets shall be determined in accordance with
                        the generally accepted accounting principles applicable from time to time in Germany (Grundsatze ordnungsmaBiger Buch-fuhrung) and be based on the same principles that were applied by the German Guarantor in the preparation of its most recent annual balance sheet (Jahresbilanz).

                (iv) The limitations set out in paragraph (ii) above shall only apply if the German Guarantor delivers to the Agent, without undue delay but not later than within 3 months after receipt of a request for payment under the Guarantee by the Agent, an up to date balance sheet prepared by a firm of auditors of international standard and reputation which shows the value of the Relevant Limitation Company's Net Assets (the "BALANCE SHEET"). The Balance Sheet shall be prepared in accordance with the principles set out in paragraph
                        (iii) above and shall contain reasonable details relating to items to be adjusted pursuant to paragraph
                        (iii) above.

                        If the German Guarantor fails to deliver a Balance Sheet within the aforementioned time period, the Finance Parties shall be entitled to enforce the Guarantee irrespective of the limitations set out in paragraph (ii) above.

                (v) If the Finance Parties disagree with the Balance Sheet, they shall be entitled to enforce the Guarantee up to the amount which, according to the Balance Sheet, can be enforced in compliance with the limitations set out in paragraph (ii) above. In relation to any additional amounts for which the German Guarantor is liable under the Guarantee, the Finance Parties shall be entitled to further pursue their claims (if any) and the relevant German Guarantor shall be entitled to prove that this amount is necessary for maintaining the Relevant Limitation Company's stated share capital (calculated as of the date the demand under the Guarantee was made).

                (vi) No reduction of the amount enforceable under this paragraph (c) of Clause 20.11 (Limitations) will prejudice the right of the Finance Parties to continue enforcing the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims guaranteed.

        (d) Notwithstanding any other provision of this Clause 20 (Guarantee and Indemnity) the guarantee, indemnity and other obligations of any Obligor expressed to be assumed in this Clause 20 (Guarantee and Indemnity) shall be deemed not to be assumed by such Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of any applicable financial assistance rules under any Relevant Jurisdiction (the "PROHIBITION") and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Obligor will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

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        (e)     Flexsys Industria e Comercio Ltda. acknowledges and agrees that the lawful currency of the United States of America or any Optional Currency under this Agreement shall be the currency of account in any and all events, and guarantees that the obligations will be paid in the lawful currency of the United States of America or any Optional Currency, as applicable, in accordance with the terms and provisions of this Agreement and the Finance Documents, regardless of any law, regulation or decree now or hereafter in effect in Brazil that might in any manner affect the Secured Obligations, the Security Documents or the rights of the Secured Parties with respect thereto as against Flexsys Industria e Comercio Ltda., or cause or permit to be invoked any alteration in the time, amount or manner of payment by Flexsys Industria e Comercio Ltda. of any of or all the Secured Obligations. Further to and without limiting the currency indemnities set forth in Section
                17.1 of this Agreement, and any other indemnity, reimbursement or liability set forth under the Finance Documents, Flexsys Industria e Comercio Ltda. shall (i) at all times comply with, and perform such acts as may be required by Brazilian law, including all laws relating to (A) dealings with public officials and (B) foreign exchange, Brazilian Central Bank and Federal Revenue Office regulations (as from time to time amended), in order to preserve and maintain the validity, perfection and enforceability of the Security Documents to which it is a party as well as the Secured Obligations.

        (f) In relation to any member of the Group which becomes a Guarantor after the date of this Agreement, this Guarantee is also subject to any limitations set out in the Accession Letter application to that Guarantor.


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                                   SECTION 8
              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.     REPRESENTATIONS

        Each Obligor in respect of itself only, and the Company in respect of itself and each other member of the Group (and, in the case of the Company, references in this Clause 21 to "it" or "its shall be to the Company on behalf of itself and in respect of each Obligor) makes the representations and warranties set out in this Clause 21 to each Finance Party on the date of this Agreement.

21.1    STATUS
        (a) In the case of each Obligor other than Flexsys America L.P., it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) In the case of Flexsys America L.P., it is a limited partnership, duly formed and validly existing under the laws of the State of Delaware, United States of America.

        (c) In the case of Flexsys Industria e Comercio Ltda, it is a limited liability company (sociedade limitada) duly incorporated and validly existing under the laws of Brazil.

        (d) It has the power to own its assets and carry on its business as it is being conducted.

21.2    BINDING OBLIGATIONS
        The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations and to any applicable Perfection Requirements, legal, valid, binding and enforceable obligations.

21.3    NON-CONFLICT WITH OTHER OBLIGATIONS
        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

        (a)     any law or regulation applicable to it;

        (b)     its constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its assets other than under the Existing Facility up to and including the first Utilisation Date.

21.4    POWER AND AUTHORITY
        It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

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21.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE
        All Authorisations required:

        (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

        (b) to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction subject to any Reservation,

        have been obtained or effected and are in full force and effect.

21.6    GOVERNING LAW AND ENFORCEMENT
        (a) Subject to any applicable Reservations, the choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction, other than as specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors).

        (b) Subject to any applicable Reservations, any judgment obtained in the jurisdiction whose laws are expressed to govern a Finance Document will be recognised and enforced in each Relevant Jurisdiction applicable to the governing law or jurisdiction of incorporation of relevant parties to or assets specifically secured by that Finance Document.

21.7    NO FILING TAXES
        Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any registration, stamp or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, other than in connection with Perfection Requirements or as specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors).

21.8    NO DEFAULT
        (a) No Event of Default is continuing or might be reasonably likely to result from the making of any Utilisation.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might be reasonably likely to have a Material Adverse Effect.

21.9    NO MISLEADING INFORMATION
        (a) Any written factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

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        (b)     The financial projections contained in the Information
                Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

        (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect and nothing has been omitted from the Information Memorandum which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement.

        (d) Since the date of the Information Memorandum, no event has occurred which has had or might reasonably be likely to have a Material Adverse Effect.

        (e) All material information (other than the Information Memorandum) supplied by any member of the Group under or in connection with any Finance Document is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect and all information which, if disclosed, might materially adversely affect the decision of a person considering whether to enter into this Agreement, has been disclosed.

21.10   FINANCIAL STATEMENTS
        (a) The Original Financial Statements were prepared in accordance with GAAP, consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

        (b) Its Original Financial Statements fairly represent its financial condition and operations (or the financial condition and operations of the Group, in the case of the Company) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

        (c) There has been no material adverse change in its financial condition (or the combined financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

21.11   PARI PASSU RANKING
        Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.12   NO PROCEEDINGS PENDING OR THREATENED
        Save as disclosed in the Information Memorandum, no litigation, arbitration or administrative proceedings (including, for the avoidance of doubt, insolvency or similar proceedings) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries, other than as specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors).

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21.13   ENVIRONMENTAL COMPLIANCE
        Save as disclosed in the Information Memorandum, each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be likely to have a Material Adverse Effect.

21.14   ENVIRONMENTAL CLAIMS
        Save as disclosed in the Information Memorandum, no Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim might be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

21.15   TAXATION
        (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

        (b)     It is not materially overdue in the filing of any Tax returns.

        (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

        (d) It has properly filed or caused to be filed (and, where applicable, has been included in) all material U.S. Tax returns, reports and statements (whether federal, state, local or otherwise) applicable to it in all jurisdictions in which such returns, reports and statements are required to be filed. All such U.S. Tax returns are correct and complete in all material respects.

        (e) It has paid all material U.S. Taxes due whether or not shown on any tax return, together with applicable interest and penalties, except to the extent such U.S. Taxes are contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment of such U.S. Taxes and with respect to which adequate reserves have been set aside for the payment of such U.S. Taxes.

21.16   DEDUCTION OF TAX
        It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.17   NO IMMUNITY
        In any proceedings taken in a Relevant Jurisdiction in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

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21.18   PRIVATE AND COMMERCIAL ACTS
        Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

21.19   SECURITY
        No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted or contemplated under Clause 24.3 (Negative Pledge).

21.20   RANKING
        Subject to the Reservations and applicable Perfection Requirements, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security unless purported otherwise in any Security Documents.

21.21   TRANSACTION SECURITY
        Subject to the Reservations and applicable Perfection Requirements, each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

21.22   GOOD TITLE TO ASSETS
        It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the material assets necessary to carry on its business as presently conducted.

21.23   NO DISPOSAL OF INTERESTS
        It has not sold or granted (or agreed to sell or grant) any right or pre-emption over, or any lease or tenancy of or otherwise disposed of any of its interest in any of the Charged Property.

21.24   LEGAL AND BENEFICIAL OWNER
        It is the absolute legal owner and beneficial owner or the sole beneficial owner of the assets subject to the Transaction Security and, in the case of assets that are subject to Security Documents governed by the laws of Germany, may freely dispose thereof without restrictions.

21.25   SHARES
        (a) The Shares are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security.

        (b) The Shares in Flexsys S.p.A are free and clear of any encumbrance, security interest, option right (diritto di opzione), pre-emption right (diritto di prelazione) or any other third-party lien or right, except as created by the Italian Share Pledge and the Company represents that it has not sold or disposed of or granted any option or pre-emption right in respect of any of its right, title and interest in the Charged Portfolio (other than as permitted under the Secured Contracts).

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        (c)     The Shares in Flexsys Industria e Comercio Ltda. have been duly authorized and validly issued in compliance with applicable laws and are fully paid in. There are no outstanding warrants, options, subscriptions, reserved quotas or other contractual arrangements for the purchase of the Shares, and there are no outstanding arrangements, preemptive rights, redemption rights or any other rights or claims of any character relating to the issuance, purchase, repurchase, redemption, transfer, voting or preemptive rights with respect to the Shares (which are duly paid in) that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of Flexsys Industria e Comercio Ltda., in either case that would affect the pledge and usufruct granted by it under the Brazilian Quota Pledge Agreement.

        (d) The Charged Portfolio is not subject to foreclosure (pignoramento) or seizure (sequestro) and there does not exist any restriction on the ability to transfer or realise all or any part of the Charged Portfolio.

21.26   NO LISTED SECURITIES
        None of the Belgian Obligors has issued listed securities, or is a Subsidiary of a Belgian company that has issued listed securities.

21.27   GROUP STRUCTURE
        The Group Structure Chart delivered to the Agent pursuant to Schedule 2 (Conditions Precedent) is true, complete and accurate.

21.28   OWNERSHIP OF THE OBLIGORS
        Each Obligor (other than Flexsys America L.P., Flexsys Rubber Chemicals Limited and the Company itself) is a Subsidiary of the Company.

21.29   OWNERSHIP OF THE COMPANY
        On and from the Akzo Nobel Retirement:

        (a) Solutia Inc. owns 50 per cent. of the issued ordinary share capital of the Company and Solutia Europe N.V. owns 50 per cent. of the issued preference share capital of the Company, with the balance of such issues ordinary shares and issued preference shares being held by the Company itself;

        (b) Flexsys America Co and Solutia Inc. own all of the partnership interests of Flexsys America L.P.; and

        (c) Solutia UK Capital Limited owns all of the issued share capital of Flexsys Rubber Chemicals Limited.

21.30   CENTRE OF MAIN INTERESTS AND ESTABLISHMENTS
        (a) Each Obligor listed in Schedule 11 (Centre of Main Interests and Establishments) has its "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "REGULATION") as set out in Schedule 11 (Centre of Main Interests and Establishments).

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        (b)     The Original Obligors listed in Schedule 11 (Centre of Main
                Interests and Establishments) have an "establishment" (as defined in Article 2(h) of the Regulation) in the countries set out in Schedule 11 (Centre of Main Interests and Establishments).

21.31   AKZO NOBEL RETIREMENT
        The Akzo Nobel Retirement is legally valid and enforceable and is in compliance with all laws and legal requirements in each Relevant Jurisdiction.

21.32   ERISA PLANS
        (a) Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

        (b)     Each Employee Plan which is intended to be qualified under
                Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

        (c) There exists no Unfunded Pension Liability with respect to Employee Plans in the aggregate, taking into account only Employee Plans with positive Unfunded Pension Liability, except as would not have a Material Adverse Effect.

        (d) There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Borrowers, any U.S. Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

        (e) Each U.S. Obligor and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

        (f) Neither any U.S. Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

        (g) Neither any U.S. Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect.

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21.33   PENSIONS
        (a) No UK Obligor is or has at any time been an employer (for the purpose of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) save in respect of the Flexsys Rubber Chemicals Retirement Benefits Scheme.

        (b) No UK Obligor is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer.

        (c) No member of the Group has any Multiemployer Plan and no member of the Group will acquire or establish a Multiemployer Plan.

21.34   FINANCIAL ASSISTANCE
        (a) The provision of guarantees and security required under the Finance Documents do not constitute unlawful financial assistance or breach any similar laws in any jurisdiction.

        (b) The proceeds of the Facilities have not been and will not be used to finance or refinance the acquisition of or subscription for shares in any member of the Group other than in connection with the Akzo Nobel Retirement.

        (c) The acquisition of shares in connection with the Akzo Nobel Retirement will be performed in compliance with all relevant laws.

21.35   FEDERAL RESERVE REGULATIONS
        (a) No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        (b) None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.

21.36   INVESTMENT COMPANIES
        No Obligor, person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an "investment company" under the U.S. Investment Company Act of 1940 (the "1940 ACT").

21.37   ANTI-TERRORISM LAWS
        (a) To the best of the Obligors' knowledge, no Obligor nor any Affiliate thereof: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

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        (b)     Each Obligor and, to the best of the Obligors' knowledge, each
                Affiliate thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

21.38   GERMANY MONEY LAUNDERING
        Each German Borrower is the beneficiary (within the meaning of section 8 of the German Money Laundering Act (Gesetz uber das Aufspuren von Gewinnen aus schweren Straftaten Geldwaschegesetz) for each Loan made or to be made available to it.

21.39   FLEXSYS CHEMICALS (M) SDN. BHD.
        (a) Flexsys Chemicals (M) Sdn. Bhd. is not connected with any director of any Borrower of which it is not a Subsidiary.

        (b) No director of any Borrower of which Flexsys Chemical (M) Sdn. Bhd. is not a Subsidiary holds 15 per cent or more of the issued Shares in Flexsys Chemicals (M) Sdn. Bhd..

        (c) Flexsys Chemicals (M) Sdn. Bhd. is not accustomed to act (nor is it under an obligation to act) in accordance with the directions, instructions or wishes of a director of any Borrower of which it is not a Subsidiary.

21.40   ON-LENDING
        (a) Each Obligor confirms that there is a corporate benefit in it fulfilling its obligations under this Agreement.

        (b) Flexsys Chemicals (M) Sdn. Bhd. ("FLEXSYS MALAYSIA") has no domestic borrowings in Malaysia and as and when the need arises and/or to comply with any condition which may be imposed by the FIC, either a Borrower shall advance funds from the Facilities to Flexsys Malaysia as inter-company loans or Flexsys Malaysia shall borrow hereunder in either case to fund its business operations in Malaysia.

21.41   INITIAL UTILISATION
        The initial Utilisation will be performed in accordance with the Funds Flow Statement provided in satisfaction of the condition precedent contained in Part 8(d) of Schedule 2 (Conditions Precedent) of this Agreement.

21.42   NO CLUSTER BOMBS OR ANTI-PERSONNEL MINES
        None of the Borrowers and none of their Subsidiaries carries out activities related to manufacturing, use, repair, exhibition for sale, sale, import, export, stockpiling or transport of cluster bombs, submunitions or anti-personnel mines.

21.43   REPETITION
        The Repeating Representations are deemed to be made by the Company (on its own behalf and on behalf of each other Obligor) (by reference to the facts and circumstances then existing) on:

        (a) the date of each Utilisation Request and the first day of each Interest Period; and

        (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

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22.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1    FINANCIAL STATEMENTS
        The Company shall supply to the Agent in sufficient copies for all the
        Lenders:

        (a) as soon as the same become available, but in any event within 120 days for sub-paragraph (i) below and 180 days for sub-paragraph (ii) below after the end of each of its financial years:

                (i) the audited Combined Financial Statements of the Group for that financial year; and

                (ii) the audited financial statements of each Obligor for that financial year; and

        (b) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years:

                (i)     the Combined Financial Statements for that period; and

                (ii) the financial statements of each Obligor for that period.

22.2    COMPLIANCE CERTIFICATE
        (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or
                (b)(i) of Clause 22.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenants) as at the date as at which those financial statements were drawn up.

        (b) Each Compliance Certificate shall be signed by two directors of the Company.

22.3    REQUIREMENTS AS TO FINANCIAL STATEMENTS
        (a) The Company shall procure that each set of financial statements for each Obligor and for the Group delivered pursuant to Clause 22.1 (Financial statements) is prepared using GAAP (or local GAAP as applicable) and that in each case accounting practices and financial reference periods are materially consistent with those applied in the preparation of the Original Financial Statements for that Obligor and the Group, as applicable, unless, in relation to any set of financial statements, it notifies the Agent that there has been a material change in GAAP (or Local GAAP, as applicable), or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the member of the Group) deliver to the Agent:

                (i) a description of any material change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's or the Group's (as applicable) Original Financial Statements were prepared; and

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                (ii)    sufficient information, in form and substance as may
                        be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's or the Group's Original Financial Statements, as applicable.

        (b) If the Company notifies the Agent of a change in accordance with paragraph (i) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

                (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

                (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

                Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

        (c) The Combined Financial Statements prepared for the purposes of Clause 23 (Financial Covenants) and the covenant calculations shall be prepared using GAAP and in the event of there being any material change in GAAP or the accounting practices applied or reference periods used or its auditors, the provisions of paragraph (b) of this Clause 22.3 shall apply mutatis mutandis.

22.4    ERISA-RELATED INFORMATION
        The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) promptly and in any event within 15 days after any U.S. Obligor or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B);

        (b) promptly and in any event within 30 days after any U.S. Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect has occurred, the written statement of the Chief Financial Officer of such U.S. Obligor or ERISA Affiliate, as applicable, describing such ERISA Event and the action, if any, which it proposes to take with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event; PROVIDED THAT, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period,


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                and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; and

        (c) promptly, and in any event within thirty days, after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities, taking into account only Employee Plans with positive Unfunded Pension Liabilities; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if the Parent and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans; (iii) the adoption of, or the commencement of contributions to, any Employee Plan subject to Section 412 of the Code by any Obligor or any ERISA Affiliate; or (iv) the adoption of any amendment to an Employee Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, a detailed written description thereof from the Chief Financial Officer of each affected U.S. Obligor or ERISA Affiliate, as applicable.

22.5    INFORMATION: MISCELLANEOUS
        The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, be reasonably likely to have a Material Adverse Effect; and

        (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request (including, but not limited to, such information required under sections 13, 13a and 18 of the German Banking Act (Kreditwesengesetz)) but so that prior to a Default, no more than one request may be made in any three month period.

22.6    NOTIFICATION OF DEFAULT
        (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

        (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that to the best of their knowledge after due and careful enquiry no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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22.7    USE OF WEBSITES
        (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "DESIGNATED WEBSITE") if:

                (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

                (iii) the information is in a format previously agreed between the Company and the Agent.

                If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

        (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

        (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

                (i) the Designated Website cannot be accessed due to technical failure;

                (ii) the password specifications for the Designated Website change;

                (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

                (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

                (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

                If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

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        (d)     Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

22.8    "KNOW YOUR CUSTOMER" CHECKS
        (a)     If:

                (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

                (ii) any change in the status or the shareholders of an Obligor after the date of this Agreement; or

                (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

                obliges the Agent or any Lender (or, in the case of paragraph
                (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

        (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

        (c) The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 27 (Changes to the Obligors).

        (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the

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                Company shall promptly upon the request of the Agent or any
                Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

23.     FINANCIAL COVENANTS

23.1    FINANCIAL DEFINITIONS
        In this Clause 23.1:

        "ACQUISITION COSTS" means all non-periodic fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Akzo Nobel Retirement.

        "BORROWINGS" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

        (a) moneys borrowed and debit balances with financial institutions;

        (b) any amount raised by acceptance under any acceptance credit facility;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

        (g) any amount raised by the issue of redeemable shares which are redeemable before the Termination Date of each Facility;

        (h) any amount of any liability under an advance or deferred purchase agreement arranged primarily as a method of raising finance or financing the acquisition of an asset;

        (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

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        (j)     (without double counting) the amount of any liability in
                respect of any guarantee or indemnity for any of the items referred to in paragraph (a) to (i) above.

        "COMBINED EBITDA" means in respect of any Relevant Period, the combined earnings before Combined Senior Interest Expenses, taxation, depreciation and amortisation of the Group,

        (a)     excluding:

                (i) (to the extent otherwise included) any gain over book value of any member of the Group or any Affiliate of any such member and after adding back any loss on book value arising on the sale, lease or disposal of any asset by any member of the Group or any Affiliate of any such member (other than on the sale of trading stock) during such period and any gain or loss arising on revaluation of any asset during such period); and

                (ii) realised and unrealised exchange gains and losses which do not relate to ordinary trading activities,

        (b)     and adding back:

                (i) the non-cash component of any restructuring charges or asset impairments arising as a result of restructuring incurred during the period; and

                (ii) the cash component of any restructuring expenditure incurred during the period (subject to a maximum in any one 12 month period of US$15,000,000 and a cumulative cap during the term of the Facilities of US$30,000,000); and

                (iii) any cash expenditures incurred during the period for the purposes of defending the Group's Intellectual Property rights.

        "COMBINED FINANCIAL STATEMENTS" of the Group means the financial statements reflecting the combined financial statements of Flexsys Holding B.V. (and its Subsidiaries), Flexsys Rubber Chemicals Limited and Flexsys America L.P. (calculated in accordance with GAAP).

        "COMBINED SENIOR INTEREST EXPENSES" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

        (a) EXCLUDING any such obligations to any other member of the Group;

        (b) INCLUDING the interest element of leasing and hire purchase payments;

        (c) INCLUDING any accrued commission, fees, discounts and other finance payments payable by any member of the Group under any
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                arrangement (but excluding, for the avoidance of doubt, any marked to market hedging gains or losses);

        (d) DEDUCTING any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate hedging instrument (but excluding, for the avoidance of doubt, any marked to market hedging gains or losses);

        (e)     EXCLUDING any Acquisition Costs; and

        (f) EXCLUDING any interest in respect of the loan made under the Subordinated Loan.

        "COMBINED SENIOR TOTAL FINANCIAL DEBT" means, at any time, the Combined Total Debt after deducting the aggregate amount of all obligations of the Group for or in respect of Borrowings under the Subordinated Loan and so that no amount shall be included or excluded more than once.

        "COMBINED TANGIBLE NET WORTH" means, at any time, the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Company and Flexsys America L.P. and Flexsys Rubber Chemicals Limited and the aggregate amount of the reserves of the Group,

        INCLUDING:

        (a)     any amount credited to the share premium account;

        (b)     any capital redemption reserve fund; and

        (c) any balance standing to the credit of the combined profit and loss account of the Group,

        BUT DEDUCTING:

        (a) any debit balance on the combined profit and loss account of the Group;

        (b) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

        (c) any amount in respect of interests of non-Group members in Group subsidiaries (other than the interests in Flexsys America LP and Flexsys Rubber Chemicals Ltd);

        (d) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 2006; and

        (e) (to the extent included) any non-cash adjustments arising from accumulated currency adjustments made at any time after 2006,

        and so that no amount shall be included or excluded more than once.

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        "COMBINED TOTAL DEBT" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

        (a) excluding any such obligations to any other member of the Group; and

        (b) including, in the case of finance leases, only the capitalised value therefore,

        and so that no amount shall be included or excluded more than once.

        "EBITDA" means earnings before Combined Senior Interest Expenses, taxation, depreciation and amortisation.

        "RELEVANT PERIOD" means each period of twelve months ending on the last day of each quarter of the Company's financial year.

23.2    FINANCIAL CONDITION
        The Company shall ensure that:

        (a)     INTEREST COVER

                The ratio of Combined EBITDA to Combined Senior Interest Expenses in respect of any Relevant Period shall not be less than 4:1.

        (b)     SENIOR LEVERAGE

                The ratio of Combined Senior Total Financial Debt at any time to Combined EBITDA (the "SENIOR LEVERAGE RATIO") in respect of any Relevant Period shall not at any time exceed 3:1.

        (c)     COMBINED TANGIBLE NET WORTH

                The Combined Tangible Net Worth in respect of any Relevant Period shall not be less than US$75,000,000 plus an amount equal to 75 per cent. of the combined net income of the Group in respect of each complete financial year of the Company ending after the date of this Agreement.

23.3    FINANCIAL TESTING
        The financial covenants set out in Clause 23.2 (Financial condition) shall be tested quarterly by reference to each of the Combined Financial Statements of the Group and/or each Compliance Certificate delivered pursuant to Clause 22.2 (Compliance Certificate).

24.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1    AUTHORISATIONS
        Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance


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        Documents and subject to any Reservation to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

24.2    COMPLIANCE WITH LAWS
        (a) Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply might be reasonably likely to have a Material Adverse Effect subject to any Reservations.

        (b)     Each Dutch Obligor shall comply in all respects with the Dutch
                FSA.

24.3    NEGATIVE PLEDGE

        (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

        (b) No Obligor shall (and the Company shall ensure that no other member of the Group will):

                (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

                (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

                (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

                (iv) enter into any other preferential arrangement having a similar effect,

                in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (any such matter being "QUASI-SECURITY").

        (c) Subject to paragraph (d) below, paragraphs (a) and (b) above do not apply to:

                (i) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

                (ii) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

                (iii) any lien arising by operating of law in the ordinary course of business and securing amounts more than 30 days overdue PROVIDED THAT such overdue amounts are being contested by the relevant Obligor in good faith;

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                (iv)    any Security over or affecting (or transaction
                        ("QUASI-SECURITY") described in paragraph (b) above) affecting any asset acquired by a member of the Group after the date of this Agreement if:

                        (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

                        (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

                        (C) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

                (v) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

                        (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

                        (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

                        (C) the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group; or

                (vi)    the Transaction Security;

                (vii) any netting or set-off arrangement entered into under any hedging transaction permitted under Clause 24.14 where the obligations of the parties are calculated by reference to net exposure under that hedging transaction;

                (viii) any Quasi-Security arising as a result of a sale, transfer or other disposal which is a permitted under Clause 24.4 (Disposals);

                (ix) any Security or Quasi-Security created after the commencement of legal proceedings with a view to preserving the status quo between the litigants pending the outcome of those proceedings, PROVIDED THAT such Security or Quasi-Security does not secure Financial Indebtedness exceeding in aggregate US$1,000,000 (or its equivalent in another currency or currencies) at any time and is released forthwith upon final determination of such litigation PROVIDED THAT such Security or Quasi-Security shall be created or arise solely pursuant to a legal obligation or requirement;

                (x) any Security or Quasi-Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit or other similar instrument issued for all or part of the purchase price and


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                        costs of shipment, insurance and storage of goods
                        acquired by any member of the Group in the ordinary course of trading;

                (xi) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any member of the Group in the ordinary course of business;

                (xii) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

                (xiii) any Quasi Security arising as a result of any factoring of receivables permitted under Clause 24.14;

                (xiv) any Security or Quasi-Security with the consent of the Majority Lenders;

                (xv) any Security or Quasi-Security created or subsisting to secure any obligations incurred in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and/or
                        Section 7d of the German Sozialgesetzbuch IV;

                (xvi) any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi Security given by any member of the Group other than any permitted under paragraphs (i) to (xv) above) does not at any time exceed US$1,500,000 (or its equivalent in another currency or currencies).

        (d) Flexsys Industria e Comercio Ltda is not permitted to create or permit to subsist any Security or Quasi-Security nor incur any secured or quasi-secured obligations (howsoever described) referred to in paragraph (c)(iv) to (c)(xv) above.

        (e) No Belgian Obligor shall create any Security or Quasi-Security (including but by no means limited to any pledge) over or affecting any inventory of that Belgian Obligor.

24.4    DISPOSALS
        (a) No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

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        (b)     Paragraph (a) above does not apply to any sale, lease,
                transfer or other disposal:

                (i) made in the ordinary course of trading and on arm's length terms of the disposing entity;

                (ii) of assets in exchange for other assets comparable or superior as to type, value and quality;

                (iii) by one Obligor to another Obligor PROVIDED THAT if the first Obligor has granted security over any such asset that other Obligor must be party to a legally valid binding and enforceable Security Document which creates a first priority Security over the assets transferred;

                (iv) for cash on arm's length terms of any obsolete assets not required for the efficient operation of the business of the Group by any member of the Group;

                (v) of cash where that disposal is not otherwise prohibited by the Finance Documents;

                (vi) by the Company of all shares held in Flexsys America Co. to Solutia Inc. (or any of its affiliates); or

                (vii) of assets by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor; or

                (viii)  of assets with the consent of the Majority Lenders; or

                (ix) not otherwise permitted where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and/or consideration (as the case may be) receivable for any other sale, lease, transfer or other disposal) does not exceed US$10,000,000 (or its equivalent in another currency or currencies).

24.5    MERGER
        No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction (including by way of dividend in specie), other than:

        (a)     any such arrangements involving only members of the Group; or

        (b)     the transfer of ownership of Flexsys America Co. to Solutia
                Inc..

24.6    CHANGE OF BUSINESS
        Save as may be required in connection with the German Debt Pushdown, the Company shall procure that no material adverse change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

24.7    INSURANCE
        (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies:

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                (i)     against those risks, and to the extent, usually
                        insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

                (ii) against those risks, and to the extent, required by applicable law or by contract.

        (b) Without limiting paragraph (a) above, each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurance on all of its assets of an insurable nature against loss or damage by fire and other risks normally insured against by persons carrying on a similar business in a sum or sums at least equal to their replacement value (meaning the total cost of entirely rebuilding, reinstating or replacing those assets if completely destroyed, together with architects', surveyors' and other professional fees).

        (c) Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly pay premiums and do all things necessary to maintain insurances required of it by paragraphs (a) and (b) above

24.8    ENVIRONMENTAL COMPLIANCE
        Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might be reasonably likely to have a Material Adverse Effect.

24.9    ENVIRONMENTAL CLAIMS
        The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

        (a) if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against any member of the Group; or

        (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

        where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

24.10   TAXATION
        Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (expect to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

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24.11   ACQUISITIONS
        (a) No Obligor shall (and the company shall ensure that no other member of the Group will) acquire any company, business or undertaking.

        (b) Paragraph (a) above shall not apply to any acquisition by a member of the Group of any company, business or undertaking (including for the avoidance of doubt, any acquisition in connection with the German Debt Pushdown) provided that:

                (i) the Finance Parties will enjoy the same or equivalent Security and recourse to such asset following completion of that acquisition;

                (ii) the Company certifies to the Agent (signed by two directors) in form and substance substantially similar to the certificate contained in Schedule 13 (Sources and Uses Table) that following such acquisition, the Group will continue to have excess liquidity (as defined in Clause 24.18 (Subordinated Loan) of this Agreement) of at least US$40,000,000;

                (iii) the Company delivers financial projections demonstrating compliance with the financial covenants contained in Clause 23 (Financial Covenants) of this Agreement for the balance of the term of the Facilities, financial projections of which shall take into account such acquisition and be prepared on a pro forma basis; and

                (iv) the consideration for any acquisition (when aggregated with the consideration for any other acquisition permitted under this paragraph (b)) does not exceed US$30,000,000 in any financial year of the Group and if the consideration for such acquisitions exceeds US$30,000,000 in aggregate in any financial year the Group must have the prior consent of the Agent (acting on instruction of the Majority Lenders).

24.12   LOANS AND GUARANTEES
        (a) No Obligor shall (and the Company shall ensure that no member of the Group will) make any loans, grant any credit (save in the ordinary course of business or to another member of the Group (including for the avoidance of doubt, as may be required in connection with the German Debt Pushdown)) or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person other than:

                (i) any guarantee, bond, indemnity or counter-indemnity existing at the date of this Agreement; or

                (ii) any unsecured guarantee issued by an Obligor in respect of the Financial Indebtedness of any other member of Group which Financial Indebtedness is permitted under the Finance Documents;

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                (iii)   any unsecured guarantee issued by a member of the
                        Group on arm's length terms (including any counter-indemnity obligation) and in the ordinary course of its trading, not in respect of Financial Indebtedness;

                (iv) the endorsement of negotiable instruments in the ordinary course of trade;

                (v) a loan from a member of the Group to its directors and/or employees PROVIDED THAT the aggregate amount of loans to directors or employees of members of the Group does not exceed US$10,000 at any time;

        (b) No Obligor shall (and the Company shall ensure that no member of the Group will) agree to any arrangement after the date of this Agreement which might increase the amount which it may be liable to pay in connection with any guarantee, bond, indemnity or counter-indemnity permitted under paragraph
                (a)(i) above, other than in respect of any guarantee, bond, indemnity or counter-indemnity issued by an Obligor to another member of the Group.

        (c) Notwithstanding the foregoing, no loans or credit will be provided by any member of the Group to Solutia Inc. or any of its affiliated debtors and no member of the Group will give any guarantee or indemnity to any person (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of Solutia Inc. or any of its Affiliates.

24.13   DIVIDENDS
        (a) Subject to Clause 24.5(b) and Clause 24.18(c), no Obligor shall (and the Company shall ensure that no member of the Group will) pay, make or declare any dividend or other distribution in respect of any financial year of that member of the Group to any person or persons outside the Group unless and until:

                (i) Solutia Inc.'s proceedings under Title 11 of the United States of America Code entitled Bankruptcy have closed and a final decree has been entered by the bankruptcy court in which such proceedings have been filed; and

                (ii) after giving effect to the dividend or other distribution, the Combined Tangible Net Worth as calculated on a pro forma basis will equal or exceed US$200,000,000; and

                (iii) after giving effect to the dividend or other distribution, the Senior Leverage ratio (as calculated on a pro forma basis and in accordance with paragraph
                        (b) of Clause 23.2 (Financial condition) will be less than 1.75:1.

        (b) Notwithstanding the foregoing, the Company may distribute in kind its shareholding in Flexsys America Co.

24.14   INDEBTEDNESS
        (a) The Company shall ensure that no member of the Group shall incur, create or permit to subsist or have outstanding any Financial Indebtedness for the credit


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                of any person (including, for the avoidance of doubt, Solutia
                Inc. or any of its Affiliates) which is not a member of the Group or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

        (b)     Paragraph (a) above does not apply to any Financial
                Indebtedness:

                (i)     arising under or permitted by the Finance Documents;

                (ii) arising under the Subordinated Loan as in force at the date of this Agreement and subject always to the terms of this Agreement and the Intercreditor Agreement;

                (iii) any Financial Indebtedness arising under a loan or guarantee permitted pursuant to Clause 24.12;

                (iv) any Financial Indebtedness arising under any unsecured derivative transaction to hedge actual or projected interest or currency exposure arising in the ordinary course of business of a member of the Group and not for speculative purposes; or

                (v) not falling within paragraph (b)(i) to (b)(iv) above (including letters of credit issued pursuant to arrangements outside of this Agreement) if the aggregate amount drawn at any time does not exceed US$30,000,000 (or its equivalent) and PROVIDED THAT such Financial Indebtedness is not incurred for the credit of Solutia Inc. or any of its Affiliates.

        (c) Notwithstanding the foregoing, Flexsys Industria e Comercio Ltda is not entitled to incur, create or permit to subsist any Financial Indebtedness other than:

                (i) Financial Indebtedness arising under or permitted by the Finance Documents;

                (ii) Financial Indebtedness incurred for the credit of another member of the Group; and/or

                (iii) Financial Indebtedness constituting trade credit incurred in the ordinary course of trading.

        (d) Notwithstanding the foregoing, Flexsys America L.P. and Flexsys Industria e Comercio Ltda are not entitled to incur, create or permit to subsist any Financial Indebtedness other than:

                (i) Financial Indebtedness arising under or permitted by the Finance Documents;

                (ii) Financial Indebtedness incurred for the credit of another member of the Group;

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                (iii)   Financial Indebtedness constituting trade credit
                        incurred in the ordinary course of trading;

                (iv)    Financial Indebtedness under the Subordinated Loan;
                        and/or

                (v) Financial Indebtedness not exceeding US$5,000,000 in aggregate between both Flexsys America L.P. and Flexsys Industria e Comercio Ltda.

24.15   PRESERVATION OF ASSETS
        Each Obligor shall, and the Company shall ensure that each member of the Group shall, maintain and preserve, to a standard of repair consistent with that maintained by companies carrying on businesses similar to that carried on by the Group (ordinary wear and tear excepted), all of its assets that are necessary for the conduct of its business, as conducted at the date of this Agreement.

24.16   ACCESS
        Each Obligor shall, and the Company shall ensure that each member of the Group whose shares are the subject of the Transaction Security shall:

        (a) subject to pre-existing duties of confidentiality, on request of the Agent, provide the Agent and Security Trustee with any information the Agent or Security Trustee may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

        (b) permit the Security Trustee, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (a) subject to pre-existing duties of confidentiality, to inspect and take copies and extracts from the books, accounts and records of that company and (b) to view the Charged Property (without becoming liable as mortgagee in possession) but so that prior to the occurrence of an Event of Default, no more than one such inspection and/or viewings may take place in any financial year in respect of any Obligor.

24.17   PARI PASSU RANKING
        Each Obligor shall, and the Company shall ensure that each member of the Group shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

24.18   SUBORDINATED LOAN
        (a) Any increase to the principal amount of the Subordinated Loan (such increase being up to a maximum principal amount of US$175,000,000) that may be agreed between the Company and Solutia Inc. having regard to the liquidity and funding needs of the Group as a whole shall be permitted, subject to prior approval of the increase being obtained from the bankruptcy court in which Solutia Inc.'s proceedings under Title 11 of the United States of America Code entitled Bankruptcy have been filed, if applicable.

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        (b)     Interest on the Subordinated Loan shall be capitalised and shall not be due and payable unless and until:

                (i) Solutia Inc.'s proceedings under Title 11 of the United States of America Code entitled Bankruptcy have closed and a final decree has been entered by the bankruptcy court in which such proceedings have been filed; and

                (ii) after giving effect to desired level of interest to be paid, the Combined Tangible Net Worth as calculated on a pro forma basis will equal or exceed $200,000,000; and

                (iii) after giving effect to desired level of interest to be paid, the Senior Leverage ratio (as calculated on a pro forma basis and in accordance with paragraph (b) of Clause 23.2 (Financial Condition)) will be less than 1.75:1.

        (c) If the Borrower determines that there is excess liquidity in the Group ("EXCESS LIQUIDITY" being understood by all parties to this Agreement to be cash and availability under this Agreement that is readily available to the Group and not required by the Group to meet its funding requirements, disregarding any cash that is being used for collateral or similar purposes of the Group) as a direct result of the Acquisition Costs being less than anticipated at Financial Close, the Borrower shall be entitled to make a one-time repayment towards the balance of the debt outstanding under the Subordinated Loan (or by payment of a preferred dividend to Solutia Europe N.V.) of an amount up to the excess of liquidity in the Group within 30 days of Financial Close PROVIDED THAT:

                (i) the Borrower certifies that there is excess liquidity in the Group and the amount thereof;

                (ii) the Borrower certifies that the Acquisition Costs were or will be less than anticipated at Financial Close;

                (iii) the Borrower completes and certifies the Sources and Uses Table set out in Schedule 13 (Sources and Uses Table);

                (iv) in calculating the excess liquidity of the Group the Borrower must:

                        (A) take into account all cash and undrawn availability under Facility B; and

                        (B) take into account the principal amount outstanding under the Subordinated Loan at Financial Close; and

                        (C) take into account the principal amount outstanding under the Facilities at Financial Close; and

                        (D) take into account any (growth) capital expenditure in excess of the capital expenditure either included in the financial model or that the Group can reasonably expect to entertain; and

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                        (E)     deduct the actual purchase price of the Akzo
                                Nobel Retirement; and

                        (F) deduct the payments made (or to be made) pursuant to the Long Term Incentive Compensation; and

                        (G) deduct the payments made (or to be made) under the Pension Fund Obligations; and

                        (H) deduct the payments made (or to be made) pursuant to the Crystex Acquisition; and

                        (I) deduct the repayment in full of all amounts outstanding under the Existing Facility; and

                        (J)     deduct US$40,000,000; and

                (v) after giving effect to the one-time repayment, the balance of the debt still outstanding under the Subordinated Loan shall be a minimum of US$100,000,000;

                (vi) the Borrower shall continue to be in compliance with all applicable provisions under Clause 22 (Information Undertakings), Clause 23 (Financial covenants) and Clause 24 (General Undertakings); and

                (vii) if a portion of the payment is made by way of a preferred dividend to Solutia Europe N.V., the aggregate amount of such preferred dividend does not exceed US$10,000,000.

24.19   RELATIONSHIP WITH SOLUTIA INC.
        (a) The Company shall ensure that no member of the Group shall become a debtor in a proceeding pursuant to Title 11 of the United States Code including in connection with the Chapter 11 proceedings of Solutia Inc. and its affiliated debtors in such proceedings from time to time (collectively, for the purposes of this Clause 24.19 (Relationship with Solutia Inc.), "SOLUTIA") currently pending and jointly administered before the United States Bankruptcy Court for the Southern District of New York 03-17949 (PCB).

        (b)     Ordinary corporate formalities (as construed in accordance with accounting principles and practices generally accepted in the Relevant Jurisdictions) shall be maintained and observed at all times between all members of the Group and Solutia. In connection therewith, at all times, all members of the Group shall (i) maintain separate books, accounting records (which includes separate financial statements (which may be unaudited) showing assets and liabilities separate and apart from those of any other Person), bank accounts, and other entity documents and records separate from those of Solutia;
                (ii) hold itself out to the public as a legal entity separate from Solutia; (iii) not commingle its assets with assets of Solutia or any other Person and not hold itself out as being liable for the debts of another; (iv) conduct business in its own name and through its own authorised officers and agents and strictly comply with all organisational formalities necessary to maintain its existence; (v) manage its
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                separately from those of Solutia and pay and discharge its own liabilities (including all administrative expenses) from its own separate assets; (vi) maintain an arm's length relationship with Solutia and enter into transactions with Solutia only on a commercially reasonable basis; (vii) not hold out its credit or assets as being available to satisfy the obligations of others; and (viii) not pledge its assets for the benefit of Solutia or enter into any guarantees or otherwise become liable for the obligations of Solutia.

24.20   ADDITIONAL SECURITY
        (a) Subject to compliance with the Agreed Security Principles, each of the Company and each Material Group Member shall accede to this Agreement as a Guarantor within 45 days of becoming a Material Group Member and grant such security as the Security Trustee reasonably requests within such time period (and having regard to the type of Security Interests created over relevant classes of assets under the Security Documents at Financial Close).

        (b) Subject to the Agreed Security Principles each of the Company and each Material Group Member shall promptly (and in any event within 45 days of being requested or such longer period as the Agent (acting on instructions of the Majority Lenders) may agree, having regard to any practical issues involved in the granting of such additional Security)) grant to the Security Trustee additional Security in the form of first ranking fixed Security over all of its assets and undertakings if so requested by the Agent (acting reasonably on its own behalf or on instruction of the Majority Lenders) having regard to the circumstances of the Group and the shareholders of the Group as a whole.

24.21   COMPLIANCE WITH ERISA
        No Obligor shall:

        (a) allow, or permit any of its ERISA Affiliates to allow, (i) the termination of any Employee Plan with respect to which any Obligor or any ERISA Affiliate may have any liability, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, to exist involving any of its Employee Plans; to the extent that any of the events described in (i),
                (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect;

        (b) allow, or permit any of its ERISA Affiliates to allow, (i) the aggregate amount of Unfunded Pension Liability among all Employee Plans (taking into account only Employee Plans with positive Unfunded Pension Liability) at any time to exist where such amount could have a Material Adverse Effect; or
                (ii) the aggregate potential withdrawal liability under
                Section 4201 of ERISA, if the Company and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans, to exist where such amount could have a Material Adverse Effect; or

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        (c)     fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

24.22   FEDERAL RESERVE REGULATIONS
        Each U.S. Borrower will use the Facilities without violating Regulations T, U and X.

24.23   COMPLIANCE WITH U.S. REGULATIONS
        No Obligor shall (and the Company shall ensure that no other member of the Group will) become an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment of any Loan by any Obligor nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

24.24   ANTI-MONEY LAUNDERING
        Each Obligor will use commercially reasonable efforts to ensure that no funds used to pay the obligations under the Finance Documents are derived from any unlawful activity.

24.25   FURTHER ASSURANCE
        (a) Each Obligor shall (and the Company shall ensure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify) and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

                (i) to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

                (ii) to confer on the Security Trustee or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

                (iii) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

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24.26   COMPANY AND MATERIAL GROUP MEMBER PROFIT
        Subject to compliance with the Agreed Security Principles, the Obligors shall at all times represent in aggregate a minimum of:

        (a)     85 per cent. of the Combined EBITDA; and/or

        (b)     85 per cent. of the combined assets of the Group; and/or

        (c) 85 per cent. of the combined revenue (as calculated in accordance with GAAP) of the Group,

        and to be determined by reference to the quarterly unaudited Combined Financial Statements of the Group.

24.27   CAPITAL REDUCTION
        (a) The Company, Flexsys America L.P. and Flexsys Rubber Chemicals Limited shall not be subject to any cancellation of shares, share buy-back or other reduction of issued share capital or partnership interests.

        (b) Paragraph (a) above does not apply to any cancellation of shares or other capital reduction that arises as a direct consequence of the Akzo Nobel Retirement (whensoever cancelled or reduced).

24.28   MALAYSIAN CENTRAL BANK
        Flexsys Chemicals (M) Sdn. Bhd. undertakes to submit the following information in relation to the guarantee given by it under this Agreement and the security created by it under the deed of debenture, the lien holder's caveat and the charge of its real property held under HS(D) 20034 PT 8004 and HS(D) 20035 PT both in the Mukim of Sungai Karang, District of Kuantan, State of Pahang, Malaysia, to BNM for registration and to obtain an acknowledgement of registration from BNM prior to delivery of the first Utilisation Request and the Company undertakes to procure that Flexsys Chemicals (M) Sdn. Bhd. complies with its obligations under this Clause 24.28 (Malaysian Central Bank) within such time period:

        (a) its full name, as issuer of the relevant guarantee, the debenture, the lien holder's caveat and the charge;

        (b) the full names of all parties whose obligations are guaranteed under such guarantee and in favour of whom the debenture and charge are created;

        (c) the amount guaranteed under such guarantee and the amount secured under the debenture and the charge;

        (d) the full name and address of the beneficiary(ies) of such guarantee, debenture and charge; and

        (e) the purpose of such guarantee, debenture, the lien holder's caveat and charge; and

        (f)     any other information required by BNM.

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        On and at any time after the occurrence of an Event of Default,
        Flexsys Chemicals (M) Sdn. Bhd, undertakes to notify BNM that the guarantee given by it under this Agreement and the security created by it under the deed of debenture, the lien holder's caveat and the charge of its real property held under HS(D) 20034 PT 8004 and HS(D) 20035 PT both in the Mukim of Sungai Karang, District of Kuantan, State of Pahang, Malaysia to BNM will be called upon, failing which the Security Trustee shall be entitled to notify BNM of the same.

        Flexsys Chemicals (M) Sdn. Bhd. further undertakes to notify BNM changes to the guarantee under this Agreement and the security created by it under the deed of debenture, the lien holder's caveat and the charge, and to provide BNM with any information they may require from time to time.

24.29   PENSIONS
        (a) The Company shall ensure that all pension schemes maintained or operated by or for the benefit of any member of the Group and/or any of its employees:

                (i) are maintained and operated in all material respects in accordance with all applicable laws and contracts and their governing provisions; and

                (ii) are funded substantially in accordance with the governing provisions of the scheme with any funding shortfall advised by actuaries of recognised standing being rectified in accordance with those governing provisions except where failure to maintain or fund could not be reasonably likely to have a Material Adverse Effect.

        (b) The Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes referred to in paragraph (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

24.30   PERFECTION
        The Obligors shall complete any applicable Perfection Requirements in accordance with the Finance Documents and, where a time limit is imposed by law or regulation, in any event within such time limit.

24.31   LIMITATIONS OF GENERAL UNDERTAKINGS
        (a) Notwithstanding the introductory provision of Clause 24 (General Undertakings) (but with-out prejudice to the performance of any of the obligations under Clause 24 (General Undertakings) by any Obligor whose relevant jurisdiction is not the Federal Republic of Germany), the undertakings set out in Clauses 24.4 (Disposals), 24.5 (Merger), 24.6 (Change of Business), 24.11 (Acquisitions), and 24.13 (Dividends) (such undertakings, the "RELEVANT UNDERTAKINGS") are not and shall not be given by any German Obligor whose relevant jurisdiction is the Federal Republic of Germany (each a "GERMAN OBLIGOR").
                However:

                (i) each German Obligor shall give to the Agent not less than 20 Business Days' prior written notice if it or any of its Subsidiaries proposes to take


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                        or permit any action or circumstance which, if all the
                        Relevant Undertakings had been given by that German Obligor on the Closing Date and had thereafter remained in force, would constitute a breach of any of the Relevant Undertakings by a member of the German Group. On receipt of any such notice, the Agent shall without undue delay send a copy to each Lender;

                (ii) the Agent shall be entitled, within 10 Business Days of receipt of a notice under sub-paragraph (a) above, to request that the relevant German Obligor supply to the Agent in sufficient copies for the Lenders, such further relevant information as the Agent (acting reasonably) may consider necessary for the purposes of this Clause 24.31 (Limitations of General Undertakings) and such German Obligor shall supply such further information promptly and in any event within 10 Business Days of the date of request therefore;

                (iii) if any Lender considers that the relevant action or circumstance (taken alone or together with other actions or circumstances, whether or not permitted hereunder), may have a Material Adverse Effect or materially and adversely affects its interests as a Lender under the Facility Documents, it may so notify the Agent in writing;

                (iv) if, by not later than the date 10 Business Days after receipt by the Agent of a notice pursuant to sub-paragraph (i) above (or, if later and additional information has been requested pursuant to sub-paragraph (ii) above, by not later than the date 10 Business Days after receipt by the Agent of such additional information if received within the prescribed time or the date 10 Business Days after the request therefore if not), the Agent has received notices pursuant to sub-paragraph (iii) above from Lenders which constitute the Majority Lenders, the Agent shall promptly notify the Borrower and the Lenders; and

                (v) if the Agent gives notice to the Borrower pursuant to sub-paragraph (iv) above or the relevant action is undertaken or circumstance is permitted before the date 2 Business Days after the latest time for the receipt by the Agent of notices pursuant to sub-paragraph (iv) above, the undertaking of the relevant action or permitting of the relevant circumstances shall immediately constitute an Event of Default PROVIDED THAT, for the avoidance of doubt, no failure of any German Obligor to duly perform or comply with any obligation under a Relevant Undertaking shall of itself constitute an Event of Default.

        (b) If, in the opinion of the Agent or the Majority Lenders any of the measures referred to in the Relevant Undertaking when implemented by a member of the Group would negatively affect the risk assessment of the Lenders in respect of the ability of relevant German Obligor to perform its obligations under the Finance Documents, the Parent will ensure that the relevant German Obligor will, to the fullest extent legally permissible, provide additional Security to the


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                Finance Parties as soon as possible but in any event within 20
                Business Days following request for the same by the Agent.

24.32   AMENDMENT OF CONSTITUTIONAL DOCUMENTS AND SHARES
        (a) Each member of the Group granting Security over Shares (the "PLEDGOR") in another Group company shall not without the prior written consent of the Security Trustee (such consent not to be unreasonably delayed or withheld) vote in favour of, and undertakes to procure that the Group company whose Shares it has granted Security over (the "PLEDGEE") shall not without the prior written consent of the Security Trustee pass a resolution whereby:

                (i) the constitutional documents of the Pledgee would otherwise be changed as regards the Pledgee's capital structure in a way which would adversely affect the Security Trustee's or the Secured Parties' rights under the relevant Security Document;

                (ii) subject to Clause 24.13 (Dividends), the Pledgee would materially change its policy with respect to dividends (unless such change is required in order to comply with any applicable law or regulation);

                (iii) where applicable, the objects clause of the Pledgee contained in its current constitutional documents would be amended;

                (iv) the relevant Shares would be modified or altered in a way which would adversely affect the Security Trustee's or the Secured Parties' rights under the relevant Security Documents; and

                (v) any term of the relevant Security Document and/or this Agreement would be violated.

        (b) In the event that a Pledgee seeks to issue new shares or quotas the Company will procure that any such new shares are only issued to existing shareholders in such Pledgee pro-rata to their existing shareholding as at the date of the proposed issuance.

        (c) In the event that the Pledgee changes its constitutional documents as regards its capital structure (with the prior written consent of the Security Trustee), the Security created over the Shares of the Pledgee shall to the extent possible under applicable laws automatically extend to any new shares, quotas, participation certificates or similar right or rights attaching thereto, created in connection with such change, and the Pledgor granting Security over the Shares undertakes to comply fully with all instructions received from the Security Trustee acting in the name and on behalf of the Secured Parties to perfect such Security granted under the Security Document.

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24.33   GENERAL PROPERTY UNDERTAKINGS
        Each member of the Group that has granted Security over Real Property shall:

        (a) repair and keep in good and substantial repair and condition, in a manner consistent with a reasonably prudent owner, all the Real Property at any time forming part of the Transaction Security;

        (b) comply with and observe and perform (a) all applicable requirements of all planning and environmental legislation, regulations and by-laws relating to the Real Property, (b) any conditions attaching to any planning permissions relating to or affecting the Real Property and (c) any notices or other orders made by any planning, environmental or other public body in respect of all or any part of the Real Property as would a prudent owner/operator of such Real Property.

24.34   GERMAN DEBT PUSHDOWN
        The Company may undertake a corporate reorganisation and debt push down in Germany as described below or substantially as described below or as otherwise agreed to by the Agent acting on the instructions of the Majority Lenders provided that following such corporate reorganisation and debt push down the Finance Parties will enjoy the same or equivalent security and recourse under the relevant Security Documents and this Agreement as they enjoyed immediately prior thereto.

        The corporate reorganisation and debt push down referred to above is as follows:

        (a) Flexsys AG shall sell all, or substantially all, of its 50 per cent. equity interest in Flexsys Verkauf GmbH to Flexsys Verwaltungs- under Beteiligungs GmbH;

        (b) Flexsys AG shall distribute a dividend of all proceeds from the sale of its interest in Flexsys Verkauf GmbH to the Company. The amount is to be equal to the net distributable earnings as determined and confirmed by Flexsys AG statutory auditors under the relevant balance sheet;

        (c) the Company shall create New German Hold Co with nominal capital;

        (d) New German Hold Co shall accede to this Agreement as an Additional Borrower and as an Additional Guarantor in accordance with this Agreement and comply with all representations and undertakings required of it in such capacities under Section 8 (Representations, Undertakings and Events of Default) of this Agreement;

        (e) in accordance with Clause 27.4 (Additional Guarantors), New German Hold Co shall grant Security over its shares in favour of the Lenders;

        (f)     New German Hold Co shall borrow under any part of Facility B;

        (g) the Company shall sell/or contribute shares held in Flexsys Verwaltung- und Beteiligungs GmbH to New German Hold Co;

        (h) the Company shall provide all funds received either as a dividend from Flexsys AG or from the sale of shares in Flexsys Verwaltungs- und Beteiligungs GmbH


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                to Flexsys Co-ordination Centre N.V. either by way of a
                capital contribution or an intercompany loan;

        (i) Flexsys Co-ordination Centre N.V. shall apply all funds received from the Company in accordance with the step outlined in paragraph (h) above towards repayment of its Utilisations outstanding under either Facility;

        (j) Flexsys Co-ordination Centre N.V. may transfer by way of novation a portion of its borrowings under Facility A to the New German Hold Co. This transfer will be subject to all necessary measures to be taken by the Obligors and the Lenders to preserve the existing Security.

24.35   CONDITIONS SUBSEQUENT
        The Company will ensure that by the latest date stipulated therefor in
        Part II of Schedule 2 it will deliver to the Agent all of the documents and other evidence listed in Part II of Schedule 2 and will complete all of the matters referred to therein.

25.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in this Clause 25 is an Event of Default (save for Clause 25.19 (Acceleration)) (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

25.1    NON-PAYMENT
        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

        (a)     its failure to pay is caused by:

                (i)     administrative or technical error; or

                (ii)    a Disruption Event; and

        (b)     payment is made within 5 Business Days of its due date.

25.2    FINANCIAL COVENANTS AND INDEBTEDNESS
        Any requirement of Clause 23 (Financial covenants) is not satisfied or any Obligor does not comply with any provision of Clause 24.14 (Indebtedness) or Clause 24.35 (Conditions Subsequent).

25.3    COMPANY AND MATERIAL GROUP MEMBER PROFIT
        The requirements of Clause 24.26 (Company and Material Group Member Profit) are not satisfied and are not remedied within 45 Business Days (or such longer period as the Majority Lenders may agree).

25.4    OTHER OBLIGATIONS
        (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment), Clause 25.2 (Financial covenants and Indebtedness) and Clause 25.3 (Company and Material Group Member profit)).

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        (b)     No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

25.5    MISREPRESENTATION
        Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if capable of remedy within the grace period referred to below, is not remedied to the reasonably satisfaction of the Agent within 30 days from the earlier of notice thereof to the Company and the relevant Obligor becoming aware of it.

25.6    CROSS DEFAULT
        (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

        (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

        (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

        (e) No Event of Default will occur under this Clause 25.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$5,000,000 (or its equivalent in any other currency or currencies).

25.7    INSOLVENCY
        (a) A member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness (including, without limitation, in respect of a member of the Group incorporated in Germany it is unable to pay its debts as they fall due (Zahlungsunfahigkeit) or is deemed unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung)).

        (b) Save in relation to Flexsys Rubber Chemicals Limited, the value of the assets of any material Subsidiary of the Group is less than its liabilities (taking into account contingent and prospective liabilities) (including, without limitation, in respect of a member of the Group incorporated in Germany it is over-indebted


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                (uberschuldet) in the meaning of section 19 of the German
                Insolvency Code (Insolvenzordnung)).

        (c) A moratorium is declared in respect of any indebtedness of any member of the Group.

        (d) Any member of the Group which conducts business in France is in a state of cessation des paiements, or any member of the Group becomes insolvent for the purpose of any insolvency law.

        (e)     Any Obligor shall in any U.S. jurisdiction:

                (i) apply for, or consent to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

                (ii) make a general assignment for the benefit of its creditors;

                (iii) commence a voluntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereof), as amended;

                (iv) file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

                (v) take any corporate action for the purpose of effecting any of the foregoing with respect to itself.

25.8    INSOLVENCY PROCEEDINGS
        (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

                (i) the suspension of payments, a moratorium of any indebtedness (including concordat judiciaire/gerechtelijk akkoord) winding-up, dissolution, administration, bankruptcy (including faillite/faillissement), or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Group Member;

                (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Group Member. In relation to an Obligor incorporated in Belgium, these concepts shall mean a "minnelijk akkoord met alle schuldeisers" /'accord amiable avec tous les creanciers";

                (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, an administrateur judiciaire/gerechtelijk bestuurder, a commissaire special/speciaal commissaris, administrateur provisoire/voorlopige bewindvoerder, compulsory manager or other similar officer in respect of any Obligor or Material Group Member or any of its assets; or

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                (iv)    the enforcement of any Security over any assets of any
                        Obligor or Material Group Member where such Security secures Financial Indebtedness in excess of EUR2,500,000 (or its equivalent in another currency or currencies),

                (v) or any analogous procedure or step is taken in any jurisdiction, in particular (in relation to a German Obligor or a Material Group Member incorporated in Germany and in relation to Flexsys SARL):

                        (A) a petition for insolvency proceedings in respect of its assets (Antrag auf Eroffnung eines Insolvenzverfahrens) is filed or any event occurs which constitutes a mandatory cause for the initiation of insolvency proceedings (Eroffnungsgrund) as set out in sections 17 and 19 of the German Insolvency Code (Insolvenzordnung) or;

                        (B) actions are taken pursuant to section 21 of the German Insolvency Code by the competent court.

                        (C) any member of the Group commences proceedings for conciliation in accordance with article L.611-4 to L.611-15 of the French Code de commerce.

                        (D) a judgment for sauvegarde, redressement judiciare, cession totale de l'entreprise or liquidiation judiciaire is entered in relation to any member of the Group under articles L.620-1 to L.670-8 of the French Code de commerce.

        (b) Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and which is discharged, stayed or dismissed within 21 days of commencement or, if earlier, the date on which it is advertised.

        (c) In respect of any Obligor, a proceeding or case shall be commenced, without the application or consent of such Obligor, in any US court of competent jurisdiction, seeking:

                (i) its reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts;

                (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Obligor or of all or any substantial part of its property; or

                (iii) similar relief in respect of any Obligor under any law relating to the bankruptcy insolvency, reorganisation, winding-up or composition or adjustment of debts,

                and any such proceeding or case referred to in paragraphs (i) to (iii) above shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 21 or more days, or an order for relief against such Obligor shall be


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                entered in an involuntary case under Title 11 of the United
                States of America Code entitled Bankruptcy (or any successor thereto) as amended.

25.9    CREDITORS' PROCESS
        Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and is not discharged within 21 days.

25.10   UNLAWFULNESS
        It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement ceases to be effective.

25.11   REPUDIATION
        An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

25.12   GOVERNMENTAL INTERVENTION
        By or under the authority of any government:

        (a) the management of any member of the Group is wholly or partially displaced or the authority of any member of the Group in the conduct of its business is wholly or partially curtailed; or

        (b) all or a majority of the issued shares of any member of the Group or the whole or any part (the book value of which is 20 per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

25.13   TRANSACTION SECURITY
        (a) Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

        (b) At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective, unless otherwise permitted by the Finance Documents.

25.14   CHANGE OF OWNERSHIP
        The Company ceases to own, directly or indirectly, the entire issued share capital of its Subsidiaries as at the date hereof, other than Flexsys America Co..

25.15   MATERIAL ADVERSE CHANGE
        Any event or circumstance occurs which the Majority Lenders believe is reasonably likely to have a Material Adverse Effect.

25.16   CESSATION OF BUSINESS
        An Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business.

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25.17   INTERCREDITOR AGREEMENT
        (a) Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

        (b) a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

        and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 15 days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

25.18   EMPLOYEE PLANS
        Any ERISA Event shall have occurred, or Clause 24.21 (Compliance with ERISA) shall be breached, and the liability of a U.S. Obligor or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events, and all such breaches would have or would be reasonably expected to have a Material Adverse Effect.

25.19   ACCELERATION
        (a) On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice in writing to the Company:

                (i) cancel the Total Commitments whereupon they shall immediately be cancelled; and

                (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

                (iii) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and

                (iv) exercise, or direct the Security Trustee to exercise, any or all of its rights, remedies and powers under any of the Finance Documents; and/or

                (v) declare that full cash cover in respect of each Letter of Credit is immediately due and payable whereupon it shall become immediately due and payable,

                but, notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Clause 25.8 (Insolvency proceedings), the Facility shall be cancelled and all Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents and full cash cover in respect of each Letter of Credit shall become immediately due and


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                payable, in each case without declaration, notice or demand by or to any persons.

        (b) If an Event of Default under paragraph (e) of Clause 25.7 (Insolvency) or paragraph (a)(v)(C) or (a)(v)(D) of Clause
                25.8 (Insolvency Proceedings) shall occur in respect of any Obligor and to the extent of the imposition of any automatic stay, then without notice to such Obligor or any other act by the Agent or any other person, the loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.


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                                   SECTION 9
                              CHANGES TO PARTIES

26.     CHANGES TO THE LENDERS

26.1    ASSIGNMENTS AND TRANSFERS BY THE LENDERS
        Subject to this Clause 26, a Lender (the "EXISTING LENDER") may:

        (a)     assign any of its rights; or

        (b)     transfer by novation any of its rights and obligations,

        to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

26.2    CONDITIONS OF ASSIGNMENT OR TRANSFER
        (a) In relation to Facility B only, the consent of the Company and in respect of a Letter of Credit the consent of the relevant Issuing Bank is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

        (b) The consent of the Company (and, if relevant, the consent of the relevant Issuing Bank) to an assignment or transfer referred to in paragraph (a) above must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

        (c) The consent of the Company (and, if relevant, the consent of the relevant Issuing Bank) to an assignment or transfer referred to in paragraph (a) above must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

        (d) The minimum amount transferred to a New Lender in relation to a Loan/Commitment made to any Borrower shall be at least the equivalent of EUR 50,000 or if it is less, the New Lender shall confirm in writing to the relevant Borrower that it, the New Lender, is a professional market party within the meaning of the Dutch FSA.

        (e)     An assignment will only be effective on:

                (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

                (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations relation to such



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                        assignment to a New Lender, the completion of which
                        the Agent shall promptly notify to the Existing Lender and the New Lender;

                (iii) the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

                (iv) the New Lender entering into the documentation required for it to accede as a party to the Security Documents if required under the laws of the Relevant Jurisdiction.

        (f) A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

        (g)     If:

                (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

                (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

        (h) Subject to the terms of this Agreement, the obligations of each Guarantor under this Agreement will continue in full force and effect following any novation (novation) within the meaning of article 1271 et seq. of the French and Belgian Code civil. In the event of an assignment, a transfer, a novation or disposal of all part of the rights and obligations by any Lender, each Lender expressly reserves the rights, powers, privileges and actions that it enjoys under any Security Documents governed by French and Belgian law in favour of its assignees, or, as the case may be, its successors, in accordance with the provisions of article 1278 et seq. of the French and Belgian Code civil.

26.3    ASSIGNMENT OR TRANSFER FEE
        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

26.4    LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS
        (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

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                (ii)    the financial condition of any Obligor;

                (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                and any representations or warranties implied by law are excluded.

        (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

        (c)     Nothing in any Finance Document obliges an Existing Lender to:

                (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

                (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5    PROCEDURE FOR TRANSFER
        (a) Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 26.9 (The Register). The Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and make such corresponding entry in the Register.

        (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make a corresponding entry in the Register once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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        (c)     On the Transfer Date:

                (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

                (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                (iii) the Agent, the Arranger, the Security Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

                (iv) the benefit of each Security Document shall be maintained in favour of the New Lender; and

                (v)     the New Lender shall become a Party as a "Lender".

26.6    COPY OF TRANSFER CERTIFICATE TO COMPANY
        The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

26.7    DISCLOSURE OF INFORMATION
        (a) Any Lender may disclose to any of its Affiliates and any other person:

                (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

                (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

                (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

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                        any information about any Obligor, the Group and the
                        Finance Documents as that Lender shall consider appropriate if the recipient has agreed with the relevant Lender to keep the document or information confidential on the same terms (with consequential changes) as are set out in paragraph (b) below.

        (b) Subject to paragraph (a) above, each Finance Party shall keep confidential and shall not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach by that Finance Party of this paragraph (b)) supplied by or on behalf of any Obligor under the Finance Documents otherwise than in connection with the Finance Documents. However, the restriction set out in this paragraph (b) shall not apply to, and each Finance Party shall be entitled to disclose, information:

                (i) in connection with any legal proceedings arising out of or in connection with a Finance Document; or

                (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

                (iii) pursuant to any law or regulation in accordance with which that Lender is required or accustomed to act; or

                (iv) to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction; or

                (v)     to its accountants or legal advisers.

        Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the "TAX STRUCTURE" and "TAX TREATMENT" (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

26.8    ASSIGNMENT TO FEDERAL RESERVE BANK
        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, without notice to or consent of any Party, to any U.S. Federal Reserve Bank PROVIDED THAT (i) no Lender shall be relieved of any of its obligations under this Agreement as a result of any such assignment and pledge and (ii) in no event shall such U.S. Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action under this Agreement.

26.9    THE REGISTER
        For U.S. federal income tax purposes only, the Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender. Without limitation of any other provision of this Clause 26 (Changes to the


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        Lenders), no transfer shall be effective until recorded in the
        Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender may treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.

27.     CHANGES TO THE OBLIGORS

27.1    ASSIGNMENT AND TRANSFERS BY OBLIGORS
        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2    ADDITIONAL BORROWERS
        (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 22.8 ("Know your customer" checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

                (i) all the Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed);

                (ii) the Company delivers to the Agent a duly completed and executed Accession Letter and duly completed and executed documentation required for it to accede as a party to the Intercreditor Agreement;

                (iii) the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

                (iv) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

                (v) the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

        (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent).

27.3    RESIGNATION OF A BORROWER
        (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

        (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

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                (ii)    the Borrower is under no actual or contingent
                        obligations as a Borrower under any Finance Documents,

                whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents and the Security Trustee shall be instructed by the Agent to release any Transaction Security granted by the Borrower, in accordance with Clause 29.22 (Releases).

27.4    ADDITIONAL GUARANTORS
        (a) Subject to compliance with the provisions of Clause 22.8 ("Know your customer" checks), the Company may request that any of its Subsidiaries become an Additional Guarantor.

        (b) The Company shall procure that any other member of the Group which is a Material Group Member shall as soon as possible after becoming a Material Group Member become an Additional Guarantor and, subject to the Agreed Security Principles, grant Security as the Agent may require and shall accede to the Intercreditor Agreement.

        (c)     A member of the Group shall become an Additional Guarantor if:

                (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and

                (ii) the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

        (d) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

27.5    REPETITION OF REPRESENTATIONS
        Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.6    RESIGNATION OF A GUARANTOR
        (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

        (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

                (ii) all the Lenders have consented to the Company's request.

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        (c)     If the resignation of a Guarantor is accepted in accordance with paragraph (b) above the Agent shall instruct the Security Trustee to release any Transaction Security granted by that Guarantor, in accordance with Clause 29.22 (Releases).

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                                  SECTION 10
                              THE FINANCE PARTIES

28.     ROLE OF THE AGENT AND THE ARRANGER

28.1    APPOINTMENT OF THE AGENT
        (a) Each other Finance Party (other than the Security Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

        (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

        (c) Each other Finance Party hereby releases the Agent to the extent permissible under each Finance Party's respective constitutional documentation from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of
                Section 181 of the German Civil Code (Burgerliches Gesetzbuch), to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Agent hereunder.

28.2    DUTIES OF THE AGENT
        (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

        (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

        (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

        (f) The Agent shall promptly forward to the Security Trustee a copy of all notices issued pursuant to Clause 25.19 (Acceleration).

28.3    ROLE OF THE ARRANGER
        Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.


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28.4    NO FIDUCIARY DUTIES
        (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

        (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.5    BUSINESS WITH THE GROUP
        The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6    RIGHTS AND DISCRETIONS OF THE AGENT
        (a)     The Agent may rely on:

                (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

                (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

        (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

        (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

        (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7    MAJORITY LENDERS' INSTRUCTIONS
        (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so

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                instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

        (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.8    RESPONSIBILITY FOR DOCUMENTATION
        Neither the Agent nor the Arranger:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

28.9    EXCLUSION OF LIABILITY
        (a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 32.10 (Disruption to Payment Systems etc.), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

        (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

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        (c)     The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

        (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

28.10   LENDERS' INDEMNITY TO THE AGENT
        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.11   RESIGNATION OF THE AGENT
        (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

        (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

        (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

        (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

        (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

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        (f)     Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

28.12   CONFIDENTIALITY
        (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.13   RELATIONSHIP WITH THE LENDERS
        (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

        (c) Each Secured Party shall supply the Agent with any information that the Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as security trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

28.14   CREDIT APPRAISAL BY THE SECURED PARTIES
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

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        (c)     whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.15   REFERENCE BANKS
        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.16   AGENT'S MANAGEMENT TIME
        Any amount payable to the Agent under Clause 17.3 (Indemnity to the Agent), Clause 19 (Costs and expenses) and Clause 28.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 14 (Fees).

28.17   DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT
        If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.     ROLE OF SECURITY TRUSTEE

29.1    TRUST
        (a) The Security Trustee declares that it shall hold the Transaction Security on trust for the Secured Parties (and both on trust for the Secured Parties and as agent on behalf of the other Secured Parties in respect of any Transaction Security governed by French Law) on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this


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                Agreement, the Intercreditor Agreement or in the Security
                Documents (and no others shall be implied).

29.2    APPOINTMENT OF THE SECURITY TRUSTEE
        (a)     The Security Trustee shall:

                (i) hold and administer any Transaction Security governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhanderisch) for the benefit of the Secured Parties; and

                (ii) administer any Transaction Security governed by German law which is pledged (Verpfandung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

        (b) Each Secured Party hereby appoints the Security Trustee to act as its trustee and its agent in connection herewith (with power to sub-delegate and under exemption from any restrictions regarding acting on behalf of several parties and acting both on its own behalf as well as on behalf of other parties, as may be contained in applicable local law).

        (c) Each Secured Party hereby authorises the Security Trustee (whether or not by or through employees or agents):

                (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Trustee by the terms hereof and/or under the Security Documents together with such rights, remedies, powers and discretions as are reasonably incidental thereto or necessary to give effect to the rights, remedies, powers and discretions of the Security Trustee hereby created;

                (ii) to enter into each Security Document for and on their behalf as trustee and as agent;

                (iii) to hold the Transaction Security on trust and as security agent for and on their behalf in connection herewith unless otherwise provided under any Transaction Security;

                (iv) to acknowledge the provisions of each Security Document, including without limitation any "parallel debt" provision contained therein;

                (v) to take such action on its behalf as may from time to time be authorised under or in accordance with the Security Documents and this Agreement; and

                (vi) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Party in connection with the Finance Documents under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any

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                        amendments and/or alterations to any Security Document
                        governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of re-lease of such Security.

        (d) Each of the Secured Parties hereby releases the Security Trustee to the extent permissible under each Secured Party's respective constitutional documentations from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of
                Section 181 of the German Civil Code (Burgerliches Gesetzbuch), to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Security Trustee hereunder and under the Security Documents.

        (e) Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Security Trustee on such Secured Party's behalf (including for the avoidance of doubt the declarations made by the Security Trustee as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).

29.3    ITALIAN SECURITY DOCUMENTS
        Each of the Secured Parties hereby:

        (a) appoints, with the express consent pursuant to article 1395 of the Italian Civil Code, the Security Trustee to be its mandatario con rappresentanza and common representative for the purpose of executing in the name and on behalf of the Secured Parties any Security Document which is expressed to be governed by Italian law;

        (b) grants the Security Trustee the power to negotiate and approve the terms and conditions of such Security Document, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder in the name and on behalf of the Secured Parties; and

        (c) undertakes to ratify and approve any such action taken in the name and on behalf of the Secured Parties by the Security Trustee acting in its appointed capacity.

29.4    JAPANESE SECURITY DOCUMENTS
        (a) Each of the Secured Parties irrevocably appoints the Security Trustee to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents and do all things which the attorney may in its absolute discretion consider necessary or desirable in connection with any Japanese Security Documents.

        (b) Each of the Secured Parties shall ratify and confirm all things done and all Japanese Security Documents executed by any attorney and further confirm that it accepts the terms of such Japanese Security Document.

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        (c)     The Secured Parties will procure the enforcement of the
                Japanese Security Documents pursuant to clause 11 (Enforcement of Security) of the Intercreditor Agreement only at the request of the Agent. In relation to the manner of enforcement (apart from the decision or right to commence an enforcement, which shall be in accordance with the other provisions of this Agreement) of the Japanese Security Documents, the Secured Parties and Security Trustee will always act on the directions of the Agent.

        (d) All amounts received by a Secured Party pursuant to any enforcement of the Japanese Security Documents shall be immediately paid to the Security Trustee for application in accordance with Clause 34 (Application of Proceeds) save that any Secured Party instructed by the Security Trustee to enforce any Japanese Security Document in accordance with this Clause shall be entitled to deduct from the proceeds of each enforcement its costs, charges and expenses incurred in connection with such enforcement prior to paying the proceeds of such enforcement to the Security Trustee in accordance with Clause 34 (Application of Proceeds).

29.5    BRAZILIAN SECURITY DOCUMENTS
        Each of the Secured Parties hereby expressly appoints the Security Trustee to act in the name and on behalf of the Secured Parties in any Security Document which is governed by Brazilian law, with powers to execute, deliver and perfect all documents and enforce, collect and/or take any and all measures as deemed necessary to create, perfect and enforce the securities under such Security Documents (including, but not limited to, the pledge and usufruct over the quotas issued by Flexsys Industria e Comercio Ltda and the Brazilian Guarantee Agreement.

29.6    PARALLEL DEBT (COVENANT TO PAY THE SECURITY TRUSTEE)
        (a) Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Trustee, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Obligor to each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

        (b) The Security Trustee shall have its own independent right to demand payment of the amounts payable by each Obligor under this Clause 29.6, irrespective of any discharge of such Obligor's obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

        (c) Any amount due and payable by an Obligor to the Security Trustee under this Clause 29.6 shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount

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                under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Finance Parties under those provisions shall be decreased to the extent that the Security Trustee has received (and is able to retain) payment in full of the corresponding amount under this Clause 29.6.

        (d) The rights of the Finance Parties (other than the Security Trustee) to receive payment of amounts payable by each Obligor under the Finance Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Trustee to receive payment under this Clause 29.6.

29.7    NO INDEPENDENT POWER
        The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

29.8    SECURITY TRUSTEE'S INSTRUCTIONS
        The Security Trustee shall:

        (a) unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Agent and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;

        (b) be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

        (c) be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders.

29.9    SECURITY TRUSTEE'S ACTIONS
        Subject to the provisions of this Clause 29:

        (a) the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

        (b) at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

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29.10   SECURITY TRUSTEE'S DISCRETIONS
        The Security Trustee may:

        (a) assume (unless it has received actual notice to the contrary in its capacity as trustee for the Secured Parties) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested in any person has not been exercised;

        (b) if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

        (c) engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

        (d) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

        (e) refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

29.11   SECURITY TRUSTEE'S OBLIGATIONS
        The Security Trustee shall promptly inform the Agent of:

        (a) the contents of any notice or document received by it in its capacity as Security Trustee from any Obligor under any Finance Document; and

        (b) the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

29.12   EXCLUDED OBLIGATIONS
        Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

        (a) be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

        (b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

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        (c)     be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

        (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or

        (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

29.13   EXCLUSION OF SECURITY TRUSTEE'S LIABILITY
        The Security Trustee shall not accept responsibility or be liable for:

        (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents.

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

        (c) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise, unless directly caused by its gross negligence or wilful misconduct;

        (d) the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the Finance Documents or the Transaction Security; or

        (e) any shortfall which arises on the enforcement of the Transaction Security.

29.14   NO PROCEEDINGS
        No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Trustee may rely on this Clause.

29.15   OWN RESPONSIBILITY
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making


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        its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

        (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

        (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.16   NO RESPONSIBILITY TO PERFECT TRANSACTION SECURITY
        The Security Trustee shall not be liable for any failure to:

        (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

        (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

        (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

        (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

        (e) require any further assurances in relation to any of the Security Documents.

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29.17   INSURANCE BY SECURITY TRUSTEE
        (a) The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

        (b) Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Security Trustee has failed to do so within fourteen days after receipt of that request.

29.18   CUSTODIANS AND NOMINEES
        The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.19   ACCEPTANCE OF TITLE
        The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

29.20   REFRAIN FROM ILLEGALITY
        The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

29.21   BUSINESS WITH THE OBLIGORS
        The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

29.22   RELEASES
        Upon a disposal of any of the Charged Property or the resignation of an Obligor in accordance with Clause 27 (Changes to the Obligors):

        (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or

        (b)     if that disposal is permitted under the Finance Documents; or

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        (c)     if the Security Trustee is instructed to release the
                Transaction Security granted by the resigning Obligor under the terms of Clause 27 (Changes to the Obligors),

        the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

29.23   WINDING UP OF TRUST
        If the Security Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents.

29.24   PERPETUITY PERIOD
        The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

29.25   POWERS SUPPLEMENTAL
        The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

29.26   TRUSTEE DIVISION SEPARATE
        (a) In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

29.27   LENDER' INDEMNITY TO THE SECURITY TRUSTEE
        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Security Trustee (otherwise than by reason of the Security Trustee's gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

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29.28   DISAPPLICATION
        Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

29.29   RESIGNATION OF SECURITY TRUSTEE
        (a) The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the Company and to the Agent on behalf of the Lenders.

        (b) Alternatively the Security Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Trustee.

        (c) If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee.

        (d) The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

        (e) The Security Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

        (f) Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 28 (Role of the Agent and the Arranger) and 29 (Role of Security Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above.

29.30   DELEGATION
        (a) The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

        (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee may think fit in the interests of the Secured Parties and it shall not be bound to

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                supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

29.31   ADDITIONAL SECURITY TRUSTEES
        (a) The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or
                (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Company and the Agent of that appointment.

        (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

        (c) The remuneration that the Security Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

29.32   VOTING RIGHTS
        (a) Notwithstanding any other provision of this Agreement or any other Finance Document the Security Trustee may in its absolute discretion and without any consent or authority from the Secured Parties by notice in accordance with the notice provisions of each Security Document that grants Security over Shares (which notice shall be irrevocable) elect to give up the right to exercise (or refrain from exercising) voting rights in respect of those Shares conferred or to be conferred on the Security Trustee pursuant to the relevant clauses of that Security Document.

        (b) The Secured Parties unconditionally waive any rights they may otherwise have either to prevent the Security Trustee from making the election referred to in paragraph (a) above or to require the Security Trustee to indemnify or otherwise compensate them for any losses, costs or liabilities incurred by any of them in relation to or as a consequence of the Security Trustee making such election.

30.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES
        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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31.     SHARING AMONG THE FINANCE PARTIES

31.1    PAYMENTS TO FINANCE PARTIES
        If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) or Clause 34 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2    REDISTRIBUTION OF PAYMENTS
        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause
        32.5 (Partial payments).

31.3    RECOVERING FINANCE PARTY'S RIGHTS
        (a)     On a distribution by the Agent under Clause 31.2
                (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

        (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4    REVERSAL OF REDISTRIBUTION
        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

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        (b)     that Recovering Finance Party's rights of subrogation in
                respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5    EXCEPTIONS
        (a) This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                (i) it notified that other Finance Party of the legal or arbitration proceedings; and

                (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.


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                                  SECTION 11
                                ADMINISTRATION

32.     PAYMENT MECHANICS

32.1    PAYMENTS TO THE AGENT
        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

32.2    DISTRIBUTIONS BY THE AGENT
        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor), Clause 32.4 (Clawback) and Clause 28.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3    DISTRIBUTIONS TO AN OBLIGOR
        The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4    CLAWBACK
        (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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32.5    PARTIAL PAYMENTS

        (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank, the Security Trustee (including of any Receiver or Delegate) and the Arranger under the Finance Documents;

                (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 7.4 (Claims under a Letter of Credit) and 7.5 (Indemnities); and

                (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

        (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6    NO SET-OFF BY OBLIGORS
        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7    BUSINESS DAYS
        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8    CURRENCY OF ACCOUNT
        (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

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        (c)     Each payment of interest shall be made in the currency in
                which the sum in respect of which the interest is payable was denominated when that interest accrued.

        (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

        (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.9    CHANGE OF CURRENCY
        (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

                (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.10   DISRUPTION TO PAYMENT SYSTEMS ETC.
        If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

        (a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

        (b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

        (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

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        (d)     any such changes agreed upon by the Agent and the Company
                shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

        (e) the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.10; and

        (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.     SET-OFF

        Following the occurrence of an Event of Default, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.     APPLICATION OF PROCEEDS

34.1    ORDER OF APPLICATION
        All moneys from time to time received or recovered by the Security Trustee under Clause 29.6 (Parallel Debt (Covenant to pay the Security Trustee)) and/or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Trustee on trust to apply them at such times as the Security Trustee sees fit, to the extent permitted by applicable law, in the following order of priority:

        (a) in discharging any sums owing to the Security Trustee (in its capacity as trustee), any Receiver or any Delegate;

        (b) in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 32.5 (Partial Payments);

        (c) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to any Obligor; and

        (d)     the balance, if any, in payment to the relevant Obligor.

34.2    INVESTMENT OF PROCEEDS
        Prior to the application of the proceeds of the Transaction Security in accordance with Clause 34.1 (Order of Application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the


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        name of the Security Trustee or Agent with any financial institution
        (including itself) and for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee's discretion in accordance with the provisions of this Clause 34.

34.3    CURRENCY CONVERSION
        (a) For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

        (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.4    PERMITTED DEDUCTIONS
        The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

34.5    DISCHARGE OF SECURED OBLIGATIONS
        (a) Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Trustee.

        (b) The Security Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

34.6    SUMS RECEIVED BY OBLIGORS
        If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Trustee, that sum shall promptly be paid to the Security Trustee for application in accordance with this Clause.

34.7    SECURITY TRUSTEE APPLICATION OF PROCEEDS
        In consideration for the covenants given to the Security Trustee by each Obligor in Clause 29.6 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Trustee in accordance with the provisions of Clause 34.1 (Order of Application).

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35.     NOTICES

35.1    COMMUNICATIONS IN WRITING
        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2    ADDRESSES
        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a) in the case of the Company, that identified with its name below;

        (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        (c) in the case of the Agent and Security Trustee, that identified with its name below,

        or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

35.3    DELIVERY

        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (i)     if by way of fax, when received in legible form; or

                (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Agent or to the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

        (c) All notices from or to an Obligor shall be sent through the Agent.

        (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

        (e) All notices to a Lender from the Security Trustee shall be sent through the Agent.

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35.4    NOTIFICATION OF ADDRESS AND FAX NUMBER
        Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5    ELECTRONIC COMMUNICATION
        (a) Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Trustee and the relevant Lender:

                (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                (iii) notify each other of any change to their address or any other such information supplied by them.

        (b) Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

35.6    ENGLISH LANGUAGE
        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

                (i)     in English; or

                (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.     CALCULATIONS AND CERTIFICATES

36.1    ACCOUNTS
        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

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36.2    CERTIFICATES AND DETERMINATIONS
        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3    DAY COUNT CONVENTION
        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.     AMENDMENTS AND WAIVERS

39.1     REQUIRED CONSENTS
        (a) Subject to Clause 39.2 (Exceptions) and Clause 29.22 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

        (b) The Agent, or in respect of the Security Documents the Security Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2    EXCEPTIONS

        (a) An amendment or waiver that has the effect of changing or which relates to:

                (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);

                (ii) an extension to the date of payment of any amount under the Finance Documents;

                (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                (iv)    an increase in or an extension of any Commitment;

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                (v)     a change to the Borrowers or Guarantors other than in
                        accordance with Clause 27 (Changes to the Obligors);

                (vi) any provision which expressly requires the consent of all the Lenders;

                (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 26 (Changes to the Lenders) or this Clause 39;

                (viii) the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

                (ix) any amendment to the order of priority or subordination under the Intercreditor Agreement;

                shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Agent, the Security Trustee or the Arranger.

39.3    AMENDMENTS REQUIRED TO SECURITY DOCUMENTS
        Any amendment made to any term of this Agreement (including but not limited to an amendment or waiver that relates to an increase in or extension of any Commitment and the payment of principal, interest, fees or commission payable), is not effective unless and until all Security Documents which, in the reasonable opinion of the Secured Trustee, require any confirmation or amendment as a result thereof in order to preserve the security thereby created shall have been confirmed or amended (including, without limitation, the Brazilian Quota Pledge Agreement and the Italian Share Pledge).

40.     COUNTERPARTS
        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.     USA PATRIOT ACT
        Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.


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                                  SECTION 12
                         GOVERNING LAW AND ENFORCEMENT

42.     GOVERNING LAW

        This Agreement is governed by English law.

43.     ENFORCEMENT

43.1    JURISDICTION OF ENGLISH COURTS
        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 43.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2    SERVICE OF PROCESS
        Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

        (a) irrevocably appoints Flexsys Rubber Chemicals Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

        (b) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

43.3    WAIVER OF IMMUNITY
        Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

        (a) the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

        (b) the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

43.4    TITULO EXECUTIVO EXTRAJUDICIAL
        In accordance with Section 585, item II and Section 585, second paragraph of the Brazilian Code of Civil Procedure (Law 5,869/73 as amended from time to time), this Agreement shall be deemed as an out-of-court document (titulo executivo extrajudicial) for all purposes under Brazilian law, including but not limited to for the purposes of execution, collection, receipt or otherwise for the taking of any and all measures required


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        to perfect and enforce the Guarantee and the Security created herein and under the Security Documents against Flexsys Industria e Comercio Ltda., being understood and agreed that the Parties appoint Brazil as the place for compliance by Flexsys Industria e Comercio Ltda. of its obligations under this Agreement, the Security Documents and the Finance Documents.

44.     WAIVER OF JURY TRIAL

        EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

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